Exhibit 10.5

EXECUTION VERSION

LEASE

by and between

BMR-6114-6154 Nancy Ridge Drive LLC,

a Delaware limited liability company,

as Landlord

and

Arena Pharmaceuticals, Inc.,

a Delaware corporation,

as Tenant

Building D:  6114 Nancy Ridge Drive, San Diego, CA

LEASE

THIS LEASE (this “Lease”) is entered into as of this 2nd day of May, 2007 (the “Execution Date”), by and between BMR-6114-6154 Nancy Ridge Drive LLC, a Delaware limited liability company (“Landlord”), and Arena Pharmaceuticals, Inc., a Delaware corporation (“Tenant”).

RECITALS

A.            Landlord owns certain real property (the “Property”) and the improvements thereon located at 6114 Nancy Ridge Drive, San Diego, California, including the approximately 40,000 rentable square foot building located thereon (the “Building”) in which the Premises (as defined below) are located; and

B.            Landlord wishes to lease to Tenant, and Tenant desires to lease from Landlord, the Premises (as defined below) pursuant to the terms and conditions of this Lease, as detailed below.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.             Lease of Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, as more particularly described on Exhibit A attached hereto.  The Property and all landscaping, parking facilities and other improvements and appurtenances related thereto, including, without limitation, the Building are hereinafter collectively referred to as the “Premises.”

2.             Basic Lease Provisions.  For convenience of the parties, certain basic provisions of this Lease are set forth herein.  The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

2.1.          This Lease shall take effect upon the date of execution and delivery hereof by all parties hereto and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.  Notwithstanding anything to the contrary contained in this Lease, the delivery of this Lease by each party hereto to the other shall occur concurrently with, and as part of, the consummation of the transactions contemplated by that certain Agreement of Purchase and Sale dated as of March 21, 2007 (the “Purchase Agreement”).

2.2.          Rentable Area of the Premises:  As of the Term Commencement Date, the Rentable Area of the Premises is approximately 40,000 rentable square feet for the Building.

2.3.          Initial monthly installment of Basic Annual Rent for the Premises (“Basic Annual Rent”) as of the Term Commencement Date shall be $168,594.90, subject to the rental adjustments provided in Article 6 hereof.

2.4.          Term Commencement Date: May 2, 2007.

2.5.          Term Expiration Date:  May 31, 2027.

2.6.          Security Deposit: An amount equal to $168,594.90, which amount shall be increased in accordance with Section  8.1.

2.7.          Permitted Use:  General office and/or laboratory use, together with all manufacturing, research and development in connection with such laboratory use, in conformity with Applicable Laws (as defined below) and consistent with applicable zoning for the Premises.

2.8. Address for Rent Payment:	BMR-6114-6154 Nancy Ridge Drive LLC
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
Attn: Karen Sztraicher

2.9. Address for Notices to Landlord:	BMR-6114-6154 Nancy Ridge Drive LLC
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
Attn: General Counsel/Real Estate

2.10. Address for Notices to Tenant:	Arena Pharmaceuticals, Inc.
6166 Nancy Ridge Drive
San Diego, California 92121
Attn: Chief Financial Officer

With a copy to:	Arena Pharmaceuticals, Inc.
6166 Nancy Ridge Drive
San Diego, California 92121
Attn: General Counsel

2.11.        The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit A	Premises
Exhibit B	Acknowledgement of Term Commencement Date and Term Expiration Date
Exhibit C	Rules and Regulations
Exhibit D	Form of Estoppel Certificate
Exhibit E	Form of Letter of Credit
Exhibit F	Form of Notice of Exercise of Purchase Option

3.             Term.

3.1.          This Lease shall take effect upon the date of execution and delivery hereof by all parties hereto and, except as specifically otherwise provided within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant from the date of execution and delivery hereof by all parties hereto.

3.2.          The actual term of this Lease (the “Term”) shall be that period from the Term Commencement Date through the Term Expiration Date, subject to earlier termination of this Lease as provided herein.

4.             Term Commencement Date and Possession.

4.1.          Tenant currently occupies and shall continue to occupy the Premises on the Term Commencement Date.  Tenant and Landlord shall execute and deliver to each other a written acknowledgement of the actual Term Commencement Date and the Term Expiration Date within ten (10) days after the Term Commencement Date, in the form attached as Exhibit B hereto.  Failure to execute and deliver such acknowledgement, however, shall not affect the Term Commencement Date or Landlord’s or Tenant’s liability hereunder.

5.             Rent.

5.1.          Tenant shall pay to Landlord as Basic Annual Rent for the Premises, commencing on the Term Commencement Date, the sum set forth in Section 2.3, subject to the rental adjustments provided in Article 6 hereof.  Basic Annual Rent shall be paid in equal monthly installments (as set forth in Section 2.3), subject to the rental adjustments provided in Article 6 hereof, each in advance on the first day of each and every calendar month during the Term.

5.2.          In addition to Basic Annual Rent, Tenant shall pay to Landlord as additional rent (“Additional Rent”) at times hereinafter specified in this Lease (a) amounts related to Insurance Costs and Taxes (each as defined below) and (b) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant’s part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and the lapse of any applicable cure periods.

5.3.          Basic Annual Rent and Additional Rent shall together be denominated “Rent.”  Rent shall be paid to Landlord, without abatement, deduction or offset, in lawful money of the United States of America at the office of Landlord as set forth in Section 2.9 or to such other person or at such other place as Landlord may from time to time designate in writing.  In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then-current rate for such fractional month.

6.             Rent Adjustments.  The Basic Annual Rent shall be subject to the following adjustments:

6.1.          Annual Adjustment.  The Basic Annual Rent shall be subject to an annual upward adjustment of two and one-half percent (2.5%) of the then-current Basic Annual Rent.  The first such adjustment shall become effective commencing with that monthly rental installment that is due on or after the first (1st) anniversary of the Term Commencement Date, and subsequent adjustments shall become effective on every successive anniversary for so long as this Lease continues in effect.

6.2.          Building F Option: Basic Annual Rent Reduction.  Pursuant to the Purchase Agreement, Tenant assigned to Landlord Tenant’s existing option (the “Building F Option”) to acquire that certain real property located at 6122, 6124 and 6126 Nancy Ridge Drive, San Diego, California, including the approximately 68,000 rentable square foot building located thereon (the “Building F Property”).  In the event: (a) Landlord elects not to exercise the Building F Option as a result of any casualty loss or proceeding in eminent domain in accordance with Section 1.2 of the Purchase Agreement; and (b) Tenant pays Landlord the Building F Option Termination Payment in accordance with Section 1.2 of the Purchase Agreement, the monthly rental installment of Basic Annual Rent shall be reduced by the applicable amount set forth in Schedule 1 attached hereto (the “Basic Annual Rent Reduction”), and the Basic Annual Rent as so adjusted shall be subject to further rental adjustments as provided in Section 6.1 hereof.

7.             Taxes.

7.1.          Commencing with the Term Commencement Date and continuing for each calendar year or, at Landlord’s option, tax year (each such “tax year” being a period of twelve (12) consecutive calendar months for which the applicable taxing authority levies or assesses Taxes), for the balance of the Term, Tenant shall pay to Landlord the amount of all Taxes levied and assessed for any such year upon the Premises.  “Taxes” shall mean all government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Premises or any portion thereof, including the parcel or parcels of real property upon which the Building is located or assessments levied in lieu thereof) imposed by any federal, state, regional, local or municipal governmental authority, agency or subdivision (each, a “Governmental Authority”) on the Premises or improvements thereon, any tax on or measured by gross rentals received from the rental of space in the Building (other than gross receipt taxes assessed against Landlord based solely on Landlord’s business entity structure), or tax based on the square footage of the Premises or the Building as well as any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any Governmental Authority in connection with the use or occupancy of the Premises or the parking facilities serving the Premises; any tax on this transaction or this Lease; provided, however, that “Taxes” shall in no event include any franchise or income tax or any tax based on net rentals received from the rental of space in the Building. Any amount paid by Tenant for any partial year of the Term shall be prorated on the basis of the number of days of such partial year.  Payment shall be made in the following manner:  Tenant shall pay to Landlord the amounts owed under this Article 7 within thirty (30) days after Landlord gives notice to Tenant of the amount of such Taxes payable by Tenant (or not less than ten (10) days prior to delinquency, whichever is later).  Landlord also shall provide Tenant with a copy of the applicable tax bill or tax statement from the relevant taxing authority.  Notwithstanding the foregoing, if Applicable Laws allow any such Taxes to be paid in installments, then Tenant may make such payments to Landlord in installments, provided that each such installment shall be payable to Landlord not less than ten (10) days prior to the date upon which payment of the applicable installment to the taxing authority becomes delinquent.  In addition to any other amounts due from Tenant to Landlord, if Tenant fails to pay Taxes to Landlord as herein required, Tenant shall pay to Landlord the amount of any interest, penalties or late charges imposed for late payment.  “Applicable Laws” means all federal, state, municipal and local laws, codes, ordinances, rules and regulations of Governmental Authorities, committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises, Landlord or Tenant, including both statutory and common law and hazard waste rules and regulations.

(a)         If the Premises are separately assessed, Tenant shall have the right, by appropriate proceedings, to protest or contest in good faith any assessment or reassessment of Taxes, any special assessment, or the validity of any Taxes or of any change in assessment or tax rate; provided, however, that prior to any such challenge Tenant must either (i) pay to the appropriate Governmental Authority the Taxes alleged to be due in their entirety and seek a refund from the appropriate authority (which payment may be under protest if payment under protest will not materially adversely affect Landlord) or (ii) post a bond (or provide to Landlord other security acceptable to Landlord) in an amount sufficient to ensure full payment of the Taxes, including any potential interest, late charges and penalties.  Upon a final determination with respect to any such contest or protest, Tenant shall promptly pay to the appropriate Governmental Authority all sums found to be due with respect thereto.  In any such protest or contest, Tenant may act in its own name, and at the request of Tenant, Landlord shall cooperate with Tenant in any way Tenant may reasonably require in connection with such contest or protest, including signing such documents as Tenant reasonably shall request, provided that such cooperation shall be at no expense to Landlord and shall not require Landlord to attend any appeal or other hearing unless (x) such attendance is mandatory or reasonably determined by Tenant to be reasonably required in order to materially increase the prospects of a successful contest or protest, and (y) Tenant pays all costs and expenses of Landlord’s appearance and fairly compensates Landlord for all time spent at such appeal or hearing.  Any such contest or protest shall be at Tenant’s sole expense (subject to reimbursement of such expenses whenever Tenant prevails in such contest or protest but only to the extent of available proceeds therefor from any portion of the refund that would not have accrued to the benefit of Landlord absent Tenant’s protest or contest), and if any penalties, interest or late charges become payable with respect to the Taxes as a result of such contest or protest, Tenant shall pay the same.

(b)        If Tenant obtains a refund as the result of Tenant’s protest or contest, and subject to Tenant’s obligation to pay Landlord’s costs (if any) associated therewith, Tenant shall be entitled to such refund to the extent it relates to the Premises during the Term.

7.2.          Tenant shall be solely responsible for the payment of any and all taxes levied upon personal property and trade fixtures located upon the Premises, and shall pay the same at least ten (10) days prior to delinquency.  Tenant shall have the right by appropriate proceedings to protest or contest in good faith the assessment or validity of any such taxes.  Any such contest or protest shall be at Tenant’s sole expense.

7.3.          If, at any time during the Term under the laws of any Governmental Authority, a tax or excise on rent or any other tax howsoever described is levied or assessed by any such political body against Landlord on account of rentals payable to Landlord hereunder, such tax or excise shall be considered “Taxes” for the purposes of this Article 7.  Notwithstanding the foregoing, “Taxes” shall not include any amount assessed against Landlord as any local, state or federal income tax, including any gross receipt taxes assessed against Landlord based solely on Landlord’s business entity structure.

7.4.          Within ten (10) business days after the end of each calendar month, Tenant shall submit to Landlord an invoice, or, in the event an invoice is not available, an itemized list, of all costs and expenses paid by Tenant that (a) Tenant has incurred (either internally or by employing third parties) during the prior month and (b) for which Tenant reasonably believes it is entitled to reimbursements from Landlord pursuant to the terms of this Lease.  Landlord shall pay to Tenant each invoiced amount within twenty (20) days after Landlord’s receipt of the applicable invoice unless Landlord, in good faith, disputes any obligation to pay the invoice; provided, however, Landlord shall pay to Tenant any undisputed portion of such invoice and shall notify Tenant in writing of those portions of such invoice which Landlord disputes (the “Disputed Amounts”).  Upon resolution of any Disputed Amount, in a manner in which Landlord is either determined to owe, or has agreed to pay, any of the Disputed Amounts, then Landlord shall promptly pay to Tenant the amount it is determined to owe or has agreed to pay, as applicable.

8.             Security Deposit.

8.1.          Prior to the Term Commencement Date, Tenant shall deposit with Landlord the sum set forth in Section 2.6 (the “Security Deposit”), which sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Term of this Lease.  If Tenant defaults with respect to any provision of this Lease, including, but not limited to, any provision relating to the payment of Rent, then Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default.  If any portion of the Security Deposit is so used or applied, then Tenant shall, within ten (10) days following demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall not be required to keep this Security Deposit separate from its general fund, and Tenant shall not be entitled to interest on the Security Deposit.  The provisions of this Article 8 shall survive the expiration or earlier termination of this Lease.  TENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, WHICH, AMONG OTHER THINGS, (a) ESTABLISH THE TIME FRAME BY WHICH LANDLORD MUST REFUND A SECURITY DEPOSIT UNDER A LEASE, AND/OR (b) PROVIDE THAT LANDLORD MAY CLAIM FROM THE SECURITY DEPOSIT ONLY THOSE SUMS REASONABLY NECESSARY TO REMEDY DEFAULTS IN THE PAYMENT OF RENT, TO REPAIR DAMAGE CAUSED BY TENANT OR TO CLEAN THE PREMISES.

8.2.          In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

8.3.          Landlord may deliver to any purchaser of Landlord’s interest in the Premises the funds deposited hereunder by Tenant, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.  This provision shall also apply to any subsequent transfers.

8.4.          The Security Deposit, or any balance thereof after Landlord applies the Security Deposit to the payment of Rent or the amount reasonably necessary to repair damage to the Premises caused by Tenant or to compensate Landlord for any breach by Tenant, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the later of: (a) the expiration or earlier termination of this Lease so long as Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder; or (b) the date that Tenant has cured all such Defaults or prospective Defaults under this Lease.

8.5.          The Security Deposit may be in the form of cash, a letter of credit or any other security instrument acceptable to Landlord in its sole discretion.  Tenant may at any time, except during Default, deliver a letter of credit (the “L/C Security”) as the entire Security Deposit, as follows.

(a)         If Tenant elects to deliver L/C Security, then Tenant shall provide Landlord, and maintain in full force and effect throughout the Term, a letter of credit in substantially the form of Exhibit E issued by any national bank that has (x) a branch office within San Diego County where Landlord may present drafts under the L/C Security and (y) an issuer reasonably satisfactory to Landlord, in the amount of the Security Deposit, with an initial term of at least one year.  If, at the Term Expiration Date, any Rent remains uncalculated or unpaid, then:  (i) Landlord shall with reasonable diligence complete any necessary calculations; (ii) Tenant shall extend the expiry date of such L/C Security from time to time as Landlord reasonably requires; and (iii) in such extended period, Landlord shall not unreasonably refuse to consent to an appropriate reduction of the L/C Security.  Tenant shall reimburse Landlord’s out-of-pocket legal costs not to exceed the sum of Two Thousand Dollars ($2,000) in handling Landlord’s acceptance of L/C Security or its replacement or extension, except with respect to any replacement in accordance with subparagraph (d) of this Section 8.5.

(b)        If Tenant delivers to Landlord satisfactory L/C Security in place of the entire Security Deposit, Landlord shall promptly remit to Tenant any cash Security Deposit Landlord previously held.

(c)         Landlord may draw upon the L/C Security, and hold and apply the proceeds in the same manner and for the same purposes as the Security Deposit, if:  (i) an uncured Default exists; (ii) as of the date 45 days before any L/C Security expires (even if such scheduled expiry date is after the Term Expiration Date) Tenant has not delivered to Landlord an amendment or replacement for such L/C Security, reasonably satisfactory to Landlord, extending the expiry date to the earlier of (1) the date two (2) months after the then-current Term Expiration Date or (2) the date one year after the then-current expiry date of the L/C Security; (iii) the L/C Security provides for automatic renewals, Landlord asks the issuer to confirm the current L/C Security expiry date, and the issuer fails to do so within ten (10) business days; (iv) Tenant fails to pay (when and as Landlord reasonably requires) any bank charges for Landlord’s transfer of the L/C Security; (v) the issuer of the L/C Security ceases, or announces that it will cease, to maintain an office within San Diego County where Landlord may present drafts under the L/C Security; or (vi) upon the expiration or earlier termination of this Lease, the conditions set forth in Section 8.4 have not been satisfied, and the L/C Security expires in less than thirty (30) days.  This paragraph does not limit any other provisions of this Lease allowing Landlord to draw the L/C Security under specified circumstances.

(d)        Tenant shall not seek to enjoin, prevent, or otherwise interfere with Landlord’s draw under L/C Security, even if it violates this Lease.  Tenant acknowledges that the only effect of a wrongful draw would be to substitute a cash Security Deposit for L/C Security, causing Tenant no legally recognizable damage.  Landlord shall hold the proceeds of any draw in the same manner and for the same purposes as a cash Security Deposit.  In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post replacement L/C Security simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the L/C Security that Landlord’s draw was erroneous.

(e)         If Landlord transfers its interest in the Premises, then Tenant shall at Tenant’s expense, within fifteen (15) Business Days after receiving a written request from Landlord, deliver (and, if the issuer requires, Landlord shall consent to) an amendment to the L/C Security naming Landlord’s grantee as substitute beneficiary.  If the required Security changes while L/C Security is in force, then Tenant shall deliver (and, if the issuer requires, Landlord shall consent to) a corresponding amendment to the L/C Security.

(f)         Notwithstanding an election by Tenant during the Term to substitute a cash Security Deposit for L/C Security, Tenant shall nevertheless have the right to replace the L/C Security with a cash Security Deposit, at Tenant’s sole cost and expense.  If Tenant delivers the cash Security Deposit to Landlord in place of the L/C Security, Landlord shall promptly cancel or surrender the L/C Security.  Tenant may effect such substitutions on multiple occasions during the Term, provided Tenant shall not effect such substitutions more than twice in any calendar year.

9.             Use.

9.1.          Tenant shall use the Premises for the purposes set forth in Section 2.7 (or any one, or any combination of, such purposes), and shall not use the Premises, or permit or suffer the Premises to be used, for any other purpose without Landlord’s prior written consent, which consent Landlord may withhold in its sole and absolute discretion.

9.2.          Tenant shall not use or occupy the Premises in violation of Applicable Laws; zoning ordinances; or the certificate of occupancy issued for the Building, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises if such use is in violation of Applicable Law or declared or claimed by any Governmental Authority having jurisdiction to be a violation of any of the above.  Tenant shall, at its sole cost and expense, promptly and properly observe and comply with (including in the making by Tenant of the any Alterations to the Premises): (a) all present and future orders, regulations, directions, rules, laws, ordinances, and requirements of all Governmental Authorities arising from the use or occupancy of, or applicable to, the Premises or any portion thereof (except for any orders, regulations, directions, rules, laws, ordinances or requirement that it is contesting in accordance with this

Section 9.2); and (b) any direction of any Governmental Authority having jurisdiction that shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof.  Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any Governmental Authority.  Notwithstanding the foregoing, Tenant shall not be obligated to comply with any declaration, direction or other governmental rule or governmental action (a) whose application or validity is being contested by Tenant diligently and in good faith by appropriate proceedings if Tenant’s failure to comply therewith neither creates any material risk of any financial liability or criminal sanction against Landlord or the Premises, nor creates any material risk of damage to the Premises, nor creates any risk to Landlord’s title to or rights in the Premises, or (b) compliance with which shall have been excused or exempted by a nonconforming use permit, waiver, extension or forbearance exempting it from such declaration, direction or other governmental rule or governmental action.

9.3.          Tenant shall not do or permit to be done anything that will invalidate the cost of any fire, environmental, extended coverage or any other insurance policy covering the Premises, and shall comply with all rules, orders, regulations and requirements of the insurers of the Premises, and Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Article.

9.4.          Tenant shall, upon termination of this Lease, return to Landlord all keys to offices and restrooms either furnished to or otherwise procured by Tenant.  In the event any key so furnished to Tenant is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

9.5.          No awnings or other projections shall be attached to any outside wall of the Building in violation of any Applicable Laws.

9.6.          Tenant shall, at Tenant’s sole cost and expense, have the right to install legally permitted signage on the Premises (including any building thereon) (“Signage”), which Signage shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Tenant shall keep the Signage in good condition and repair.  The size, design, and other physical aspects of any sign shall be subject to Landlord’s written approval prior to installation, which approval will not unreasonably be withheld, and shall conform to all covenants, conditions, and restrictions encumbering the Premises and all Applicable Laws. The cost of the sign(s), including but not limited to the permitting, installation, maintenance and removal thereof shall be at Tenant’s sole cost and expense. If Tenant fails to maintain its sign(s), or if Tenant fails to remove such sign(s) upon termination of this Lease, or fails to repair any damage caused by such removal (including without limitation, painting the damaged portions of the Building and any other portions of the Building that Landlord reasonably determines in good faith shall be painted so that repainting the damaged portion of the Building does not adversely affect the visual appearance of the Building, if required by Landlord), Landlord may do so at Tenant’s expense. Tenant shall reimburse Landlord within twenty (20) days after written demand for all reasonable costs incurred by Landlord to effect such maintenance, removal or repair, which amounts shall be deemed Additional Rent and shall include without limitation, all sums disbursed, incurred or deposited by Landlord, including Landlord’s costs, expenses and actual attorneys’ fees with interest thereon.  Notwithstanding the foregoing, Landlord has observed, and hereby approves, all existing signage on the Premises, and all future repairs and replacements to such existing signage, so long as such repairs and replacements: (a) are consistent with the size, design, quality and other physical aspects of the existing signage, (b) are in compliance with Applicable Laws, (c) are paid for at Tenant’s sole cost and expense, and (d) do not adversely affect the visual appearance of the Building.  In addition, Tenant shall have the right to incorporate its company logo and trademarks as part of the design of its Signage.

9.7.          Tenant shall only place equipment within the Premises with floor loading consistent with the structural design of the Building without Landlord’s prior written approval, and such equipment shall be placed in a location designed to carry the weight of such equipment.  If Tenant desires to place equipment within the Premises that exceeds the floor loading consistent with the structural design of the Building, Tenant shall make any structural enhancements necessary to carry the weight of such equipment in accordance with the terms and conditions of Article 17 hereof.

9.8.          Tenant shall not (a) use or allow the Premises to be used for unlawful purposes or (b) cause, maintain or permit any waste in, on or about the Premises.

9.9.          Notwithstanding any other provision herein to the contrary but subject to Section 9.2 hereof, Tenant shall be responsible for all liabilities, costs and expenses arising out of or in connection with the compliance during the Term of the Premises with the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq. (together with regulations promulgated pursuant thereto, the “ADA”).

10.           Brokers.

10.1.        Tenant represents and warrants that it knows of no other real estate broker or agent other than Antaeus Capital, Inc. (“Antaeus”) / Coastline Capital Partners (“Coastline Capital” and, together with Antaeus, the “Brokers”), that is or might be entitled to a commission in connection with this Lease.  Tenant shall compensate Antaeus in relation to this Lease pursuant to a separate agreement between Tenant and Antaeus, and it is Tenant’s understanding that Antaeus will compensate Coastline Capital in relation to this Lease pursuant to a separate agreement between Antaeus and Coastline Capital.  Landlord represents and warrants that it knows of no other real estate broker or agent other than Brokers that is or might be entitled to a commission in connection with this Lease.

10.2.        Tenant and Landlord represent and warrant to the other that no broker or agent has made any representation or warranty relied upon by it in its decision to enter into this Lease, other than as contained in this Lease.

10.3.        Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease.  Landlord is executing this Lease in reliance upon Tenant’s representations, warranties and agreements contained within Sections 10.1 and 10.2, and Tenant is executing this Lease in reliance upon Landlord’s representations, warranties and agreements contained within Sections 10.1 and 10.2.

11.           Holding Over.

11.1.        If, with Landlord’s prior written consent, Tenant holds possession of all or any part of the Premises after the Term, Tenant shall become a tenant from month to month after the expiration or earlier termination of the Term, and in such case Tenant shall continue to pay (a) the Basic Annual Rent in accordance with Article 5, as adjusted in accordance with Article 6, and (b) any amounts for which Tenant would otherwise be liable under this Lease if the Lease were still in effect, including, without limitation, payments for Taxes and insurance.  Any such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

11.2.        Notwithstanding the foregoing, if Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without Landlord’s prior written consent, Tenant shall become a tenant at sufferance subject to the terms and conditions of this Lease, except that the per diem monthly rent shall be equal to: (a) for the first three (3) months that Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease,  one hundred twenty-five percent (125%) of the Basic Annual Rent in effect during the last thirty (30) days of the Term; and (b) for any time thereafter that Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease, one hundred fifty percent (150%) of the Basic Annual Rent in effect during the last thirty (30) days of the Term.

11.3.        Acceptance by Landlord of Rent after the expiration or earlier termination of the Term shall not result in an extension, renewal or reinstatement of this Lease.

11.4.        The foregoing provisions of this Article 11 are in addition to and do not affect Landlord’s right of reentry or any other rights of Landlord hereunder or as otherwise provided by Applicable Laws.

12.           Property Management Fee.  Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, the “Property Management Fee,” which shall equal one percent (1%) of the monthly installment of Basic Annual Rent then due from Tenant.

13.           Condition of Premises.

13.1.        Tenant acknowledges that immediately prior to the Term Commencement Date, Tenant occupied the Premises, is familiar with the condition of the Premises and accepts the entire Premises in its “as is” condition with all faults, and Landlord makes no representation or warranty of any kind with respect to the condition of the Premises or with respect to the suitability of the Premises for the conduct of Tenant’s business, and Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises.  It is understood and agreed that Landlord is not obligated to install any equipment, or make any repairs, improvements or Alterations to the Premises.  Tenant’s possession of the Premises as of the Term Commencement Date shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the Premises were at such time in good, sanitary and satisfactory condition and repair.

13.2.        NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LANDLORD IS LEASING THE PREMISES “AS IS” AND “WHERE IS,” AND WITH ALL FAULTS AND THAT, LANDLORD IS MAKING NO REPRESENTATIONS AND WARRANTIES WHETHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE QUALITY OR PHYSICAL CONDITION OF THE PREMISES, THE INCOME OR EXPENSES FROM OR OF THE PREMISES, OR THE COMPLIANCE OF THE PREMISES WITH APPLICABLE BUILDING OR FIRE CODES, ENVIRONMENTAL LAWS OR OTHER LAWS, RULES, ORDERS OR REGULATIONS.  WITHOUT LIMITING THE FOREGOING, IT IS UNDERSTOOD AND AGREED THAT LANDLORD MAKES NO WARRANTY WITH RESPECT TO THE HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  TENANT AGREES THAT IT ASSUMES FULL RESPONSIBILITY FOR, AND THAT IT HAS HAD AN OPPORTUNITY TO PERFORM EXAMINATIONS AND INVESTIGATIONS OF THE PREMISES, INCLUDING SPECIFICALLY, WITHOUT LIMITATION, EXAMINATIONS AND INVESTIGATIONS FOR THE PRESENCE OF ASBESTOS, PCBS AND OTHER HAZARDOUS SUBSTANCES, MATERIALS AND WASTES (AS THOSE TERMS MAY BE DEFINED HEREIN OR BY APPLICABLE FEDERAL OR STATE LAWS, RULES OR REGULATIONS) ON OR IN THE PREMISES.  WITHOUT LIMITING THE FOREGOING, TENANT IRREVOCABLY WAIVES ALL CLAIMS THAT EXIST AS OF THE EXECUTION DATE AGAINST LANDLORD WITH RESPECT TO ANY ENVIRONMENTAL CONDITION, INCLUDING CONTRIBUTION AND INDEMNITY CLAIMS, WHETHER STATUTORY OR OTHERWISE.  TENANT ASSUMES FULL RESPONSIBILITY (AS BETWEEN LANDLORD AND TENANT) FOR ALL COSTS AND EXPENSES REQUIRED TO CAUSE THE PREMISES TO COMPLY WITH ALL APPLICABLE BUILDING AND FIRE CODES, MUNICIPAL ORDINANCES, ENVIRONMENTAL LAWS AND OTHER LAWS, RULES, ORDERS, AND REGULATIONS.

14.           Regulations and Parking Facilities.

14.1.        Tenant shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit C, together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its reasonable discretion (the “Rules and Regulations”).  During the Term, Landlord shall not promulgate any rules and regulations that (a) have a material adverse effect on Tenant’s use or occupancy of the Premises, or (b) materially increase Tenant’s costs under this Lease, without Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

14.2.        Tenant shall have a non-exclusive license to use all parking facilities located on the Premises during the Term except to the extent of any covenants, conditions and restrictions existing as of the Execution Date providing for rights in favor of others to use the parking facilities in common with Tenant.  Landlord shall not use or grant a license or any other right to use the parking facilities located on the Premises to any person or entity (other than Tenant pursuant to the terms and conditions of this Lease and any Required Lease (as defined below)).

14.3.        Landlord reserves the right to subdivide the real property; provided, however, that such right shall be exercised in a way that does not materially adversely affect Tenant’s beneficial use and occupancy of the Premises in any way whatsoever, including Tenant’s Permitted Use and Tenant’s access to the Premises and use of parking facilities serving the Premises.

15.           Utilities and Services.

15.1.        Tenant shall, at Tenant’s sole cost and expense, hire contractors and procure and maintain contracts, in customary form and substance for, and with contractors adequately qualified and experienced in the maintenance of the following equipment and improvements, if and when installed on the Premises (a) HVAC equipment, (b) boilers and pressure vessels, (c) fire extinguishing systems, including fire alarm and smoke detection devices, (d) landscaping and irrigation systems (to the extent not maintained by the owners’ association), (e) roof coverings and drains, (f) clarifiers, (g) basic utility feeds to the perimeter of the Building (except to the extent the owner’s association, City of San Diego or applicable utility provider is responsible for such maintenance) and (h) any other equipment reasonably required by Landlord; provided, however, Tenant may provide such maintenance using its own personnel so long as it hires personnel with adequate experience and qualifications in maintaining such equipment.  Tenant shall deliver to Landlord copies of any such contracts that contemplate total expenditures for such services of One Hundred Thousand Dollars ($100,000) or more.   Notwithstanding the foregoing, in the event Tenant fails either to maintain the contracts required under this Section 15.1 or to employ experienced and qualified personnel, Landlord reserves the right, upon three (3) days prior written notice to Tenant, to procure and maintain any such contracts which Tenant has failed to maintain, and if Landlord so elects, Tenant shall reimburse Landlord, upon demand, for the actual documented costs thereof.

15.2.        Within sixty (60) days after the Term Commencement Date, and within sixty (60) days after the beginning of each calendar year during the Term, Landlord shall give Tenant a good faith written estimate for such calendar year of the cost of insurance provided by Landlord, in connection with the Premises (“Insurance Costs”), and any repair and maintenance expenses Landlord incurs pursuant to Section 18.4 (“Landlord’s Maintenance Costs”).  Such written estimate shall be consistent with then prevailing expenses in the applicable industries and reflect allowable expenditures by Landlord pursuant to this Lease.  Tenant shall pay such estimated amount to Landlord in advance in equal monthly installments. Within ninety (90) days after the end of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the Insurance Costs and Landlord’s Maintenance Costs incurred by Landlord during such year (the “Annual Statement”), and Tenant shall pay to Landlord the Insurance Costs and Landlord’s Maintenance Costs incurred in excess of the payments previously made by Tenant within ten (10) days of receipt of the Annual Statement.  In the event that the payments previously made by Tenant for Insurance Costs and Landlord’s Maintenance Costs exceed Tenant’s obligation, such excess amount shall be credited by Landlord to the Rent or other charges next due and owing, provided that, if the Term has expired, Landlord shall promptly remit such excess amount to Tenant.

15.3.        Tenant shall make all arrangements for and pay for all water, electricity, air, sewer, refuse, gas, heat, light, power, telephone service and any other service or utility Tenant requires at the Premises.  Landlord shall cooperate with Tenant, at Tenant’s sole cost and expense, in its arrangements for such services and utilities and shall use commercially reasonable efforts to avoid impeding the continued provision of such services and utilities to the Premises in any way.  Landlord shall not be liable for, nor shall any eviction of Tenant result from, the unintentional failure (unless such failure is caused by Landlord’s willful misconduct or gross negligence), or Landlord’s inability, to furnish any utility or service, whether or not such failure is caused by accident; breakage; repair; strike, lockout or other labor disturbance or labor dispute of any character; act of terrorism; shortage of materials, which shortage is not unique to Landlord or Tenant, as the case may be; or governmental regulation, moratorium or other governmental action (collectively, “Force Majeure”).  In the event of such failure, Tenant shall not be entitled to termination of this Lease, any abatement or reduction of Rent, or relief from the operation of any covenant or agreement of this Lease.  Tenant shall pay for, prior to delinquency of payment therefor, any utilities and services that may be furnished to the Premises during or, if Tenant occupies the Premises after the expiration or earlier termination of the Term, after the Term.

15.4.        Tenant shall not, without Landlord’s prior written consent, use any device in the Premises that will in any way increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the then existing capacity of the Building.

16.           [Intentionally Omitted].

17.           Alterations.

17.1.        Tenant shall, at Tenant’s sole cost and expense, have the right at any time, and from time to time during the Term, to make such Alterations (as defined below) to the Building, and improvements and fixtures hereafter erected on the Premises, including, without limitation, solar panels on the roof of the Building, as Tenant shall deem necessary or desirable in connection with the requirements of its business, which Alterations (other than Alterations of Tenant’s movable trade fixtures and equipment) shall be made in compliance with the requirements described in this Article 17.  Tenant shall make no alterations, additions or improvements in or to the Premises or engage in any construction, demolition, reconstruction, renovation, or other work of any kind in, at, or serving the Premises (“Alterations”) without Landlord’s prior written approval, which approval Landlord may withhold in its sole and absolute discretion in connection with any Alteration that: (a) adversely affects the exterior appearance of the Building or the Premises; (b) adversely affects the structural aspects of the Building, including, without limitation, the roof, foundation, load bearing walls and structural elements of the Premises; (c) adversely affects any base-building system or equipment, including, without limitation, the base building HVAC, mechanical, electrical, plumbing or life safety systems; (d) violates any Applicable Law; (e) violates any recorded document affecting the Premises; provided that during the Term, Landlord shall not record any document affecting the Premises which has (or will have in the event Tenant exercises the Purchase Option and acquires the Premises) a material adverse effect on Tenant’s use or occupancy of the Premises without Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; (f) causes the Building to be inconsistent with the then existing quality of the Building and other office buildings in the vicinity of the Building; (g) involves a use of the Premises that is inconsistent with the Permitted Use of the Premises; or (h) reduces the value of the Building or the Premises (each, a “Design Problem”).

17.2.        Notwithstanding the foregoing, Tenant may make non-structural Alterations to the Premises (“Acceptable Changes”) upon at least ten (10) business days prior written notice to Landlord but without Landlord’s prior consent provided (a) the Acceptable Changes do not involve Design Problems; and (b) the cost of such Acceptable Changes do not exceed Seventy-Five Thousand Dollars ($75,000) per occurrence or an aggregate amount of One Hundred Seventy-Five Thousand Dollars ($175,000) in any twelve (12) month period; provided, however, Tenant shall not be required to provide Landlord any notice in connection with any non-structural Alterations in any twelve (12) month period where the total combined cost of such non-structural Alterations do not exceed Twenty Thousand Dollars ($20,000).

17.3.        If Landlord’s approval of proposed Alterations is required, Tenant shall provide Landlord, at least ten (10) days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts, requests for laydown areas and such other information concerning the nature and cost of the Alterations as Landlord may reasonably request.  If Landlord’s approval of the proposed Alterations is required, Landlord shall notify Tenant in writing within ten (10) business days after receipt of the applicable plans, whether Landlord has approved or disapproved the plans (and, in the case of disapproval, shall provide a detailed explanation of the reason(s) for disapproval).  If Landlord’s approval of proposed Alterations is not required, Tenant shall (a) give Landlord at least ten (10) business days’ prior written notice of the proposed commencement of such proposed Alterations, and (b) a copy of the applicable plans upon Landlord’s written request after Tenant’s completion of the Alterations.

17.4.        Tenant shall not construct or permit to be constructed partitions or other obstructions in a manner that will interfere with free access to mechanical installation or service facilities of the Building.

17.5.        Tenant shall accomplish any work performed on the Premises in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times, unless such interruption in service is temporary and commercially reasonable arrangements are made for the provision of temporary services, all in accordance with Applicable Laws and the applicable insurance policies.

17.6.        Tenant covenants and agrees that all work done by Tenant or Tenant’s contractors shall be performed in full compliance with Applicable Laws.  Within thirty (30) days after completion of any Alterations, Tenant shall provide Landlord, to the extent available, with complete “as-built” drawing print sets and electronic CADD files on disc (or files in such other current format in common use as Landlord reasonably approves or requires) showing any changes in the Premises.

17.7.        All Alterations shall (a) unless, prior to such construction or installation Landlord elects otherwise, become the property of Landlord upon the expiration or earlier termination of the Term, (b) remain upon and be surrendered with the Premises as a part thereof, and (c) remain on the Premises and not be removed by Tenant at any time during the Term, other than items that Tenant replaces with a comparable item of equal quality and quantity as existed as of the time of such removal.  The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.  Subject to the first sentence of this Section 17.7, the Tenant’s Personal Property, whether owned by Tenant or leased by Tenant from a lessor/owner (the “Owner/Secured Party”), shall be and remain the property of Tenant or any such Owner/Secured Party and may be removed by Tenant or any such Owner/Secured Party at any time.  Tenant shall promptly repair any damage to the Property caused by the removal of Tenant’s Personal Property.  The Premises shall at all times remain the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.

17.8.        Tenant shall repair any damage to the Premises caused by Tenant’s removal of any property from the Premises.  During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

17.9.        If Tenant shall fail to remove any of its effects from the Premises prior to termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant shall pay Landlord, upon demand, any costs and expenses incurred due to such removal and storage or Landlord may, at its sole option and without notice to Tenant, sell such property or any portion thereof at private sale and without legal process for such price as Landlord may obtain and apply the proceeds of such sale against any (a) amounts due by Tenant to Landlord under this Lease and (b) any expenses incident to the removal, storage and sale of said personal property.

17.10.      Notwithstanding any other provision of this Article 17 to the contrary, in no event shall Tenant remove any improvement from the Premises as to which Landlord directly contributed payment without Landlord’s prior written consent, unless Tenant replaces such improvement with improvements having equal or greater value than those removed, as reasonably determined by, and subject to the prior written approval of, Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

17.11.      Upon Landlord’s written request, within sixty (60) days after final completion of any Alterations performed by Tenant with respect to the Premises, Tenant shall submit to Landlord documentation showing the amounts expended by Tenant with respect to such Alterations, together with supporting documentation reasonably acceptable to Landlord.

17.12.      Tenant shall reimburse Landlord for any extra expenses incurred by Landlord during the Term by reason of faulty work done by Tenant or its contractors.

17.13.      Tenant shall require its contractors and subcontractors performing work on the Premises to name Landlord and its affiliates and lenders as additional insureds on their respective insurance policies.

18.           Repairs and Maintenance.

18.1.        Tenant, at its sole cost and expense, shall maintain and keep the Premises, all improvements thereon, and all appurtenances thereto, including but not limited to sidewalks,

parking areas, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities, and all signs, both illuminated and non-illuminated that are now or hereafter on the Premises, in good condition (ordinary wear and tear excepted) and in a manner consistent with the Permitted Use provided, however, Tenant shall not be required to maintain any of the foregoing to the extent such maintenance is the responsibility of an owners’ association, City of San Diego or any utility provider.  Tenant shall make all repairs, replacements and improvements, including, without limitation, all structural, roof, HVAC, plumbing and electrical repairs, replacements and improvements required, and shall keep the same free and clear from all rubbish and debris.  All repairs made by Tenant shall be at least equal in quality to the original work, and shall be made only by a licensed, bonded contractor approved in advance by Landlord (which shall not be unreasonably withheld, conditioned or delayed); provided, however, Tenant may make such repairs using its own personnel so long as it hires personnel with adequate experience and qualifications in performing such work; provided, further, that such contractor or qualified personnel need not be bonded or approved by Landlord if the Alterations, repairs, additions or improvements to be performed do not exceed Seventy-Five Thousand Dollars ($75,000) per occurrence or an aggregate amount of One Hundred Seventy-Five Thousand Dollars ($175,000) in any twelve (12) month period.  Tenant shall not take or omit to take any action, the taking or omission of which shall cause waste, damage or injury to the Premises, ordinary wear and tear excepted.

18.2.        Tenant shall, and shall cause Tenant’s contractors or agents to, maintain the lines designating the parking spaces in good condition and paint the same as often as may be necessary, so that they are discernable at all times; resurface the parking areas as necessary to maintain them in good condition; paint any exterior portions of the Building as necessary to maintain them in good condition; maintain the roof and landscaping in good condition; maintain sight screens, barricades or enclosures around any waste or storage areas; and take all reasonable precautions to insure that the drainage facilities of the roof are not clogged and are in good and operable condition at all times; provided, however, Tenant shall not be required to maintain any of the foregoing that are the responsibility of any Governmental Authority or an owners’ association to maintain.

18.3.        There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, Alterations or improvements in or to any portion of the Premises, or in or to improvements, fixtures, equipment and personal property therein unless such damage is caused by Landlord or its agents’ gross negligence or willful misconduct.

18.4.        Landlord shall not be required to maintain or make any repairs or replacements of any nature or description whatsoever to the Premises.  Except for repairs arising as a result of damage caused by Landlord or its agents’ gross negligence or willful misconduct, Tenant hereby expressly waives the right to make repairs at the expense of Landlord as provided for in any Applicable Laws in effect at the time of execution of this Lease, or in any other Applicable Laws that may hereafter be enacted, and waives its rights under Applicable Laws relating to a landlord’s duty to maintain its premises in a tenantable condition.  Notwithstanding the foregoing, if Tenant shall fail during the Term, after reasonable notice, to maintain or to commence and thereafter to proceed with diligence to make any repair required of it pursuant to the terms of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default by Tenant, may so maintain or make such repair and may charge Tenant for the costs thereof.  Any expense reasonably incurred by Landlord in connection with the making of such repairs may be billed by Landlord to Tenant monthly or, at Landlord’s option, immediately, and shall be due and payable within twenty (20) days after such billing or, at Landlord’s option, may be deducted from the Security Deposit.

18.5.        During the Term, Landlord and Landlord’s agents shall have the reasonable right to enter upon the Premises or any portion thereof for the purposes of performing any repairs or maintenance Landlord is permitted to make pursuant to this Lease, and of ascertaining the condition of the Premises or whether Tenant is observing and performing Tenant’s obligations hereunder, all without unreasonable interference from Tenant or Tenant’s Agents.  Except for emergency maintenance or repairs, the right of entry contained in this paragraph shall be exercisable at reasonable times, at reasonable hours and on reasonable notice in compliance with Section 32.3 hereof, conducted in a manner that protects Tenant’s intellectual property and does not unreasonably interfere with Tenant’s business.

18.6.        Tenant shall, upon the expiration or sooner termination of the Term, surrender the Premises to Landlord in as good of a condition as when received, ordinary wear and tear and casualty excepted.  Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof.

18.7.        This Article 18 relates to repairs and maintenance arising in the ordinary course of operation of the Premises and any related facilities.  In the event of fire, earthquake, flood, vandalism, war, terrorism, natural disaster or similar cause of damage or destruction, Article 22 shall apply in lieu of this Article 18.

19.           Liens.

19.1.        Subject to the immediately succeeding sentence Tenant shall keep the Premises free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to, shall be discharged or bonded by Tenant within twenty (20) days after the filing thereof, at Tenant’s sole cost and expense.

19.2.        Should Tenant fail to discharge or bond against any lien of the nature described in Section 19.1, Landlord may, at Landlord’s election, pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title, and Tenant shall within twenty (20) days, reimburse Landlord for the costs thereof as Additional Rent.

19.3.        In the event that Tenant leases or finances the acquisition of office equipment, furnishings or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code financing statement executed by Tenant shall, upon its face or by exhibit thereto, indicate that such financing statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Premises be furnished on a financing statement without qualifying language as to applicability of the lien only to removable personal property located within the Premises.  Should any holder of a financing statement executed by Tenant record or place of record a financing statement that appears to constitute a lien against any interest of Landlord or against equipment that may be located other than within an identified suite leased by Tenant, Tenant shall, within twenty (20) days after filing such financing statement, (a) cause a copy of the lender security agreement or other documents to which the financing statement pertains to be furnished to Landlord to facilitate Landlord’s ability to demonstrate that the lien of such financing statement is not applicable to Landlord’s interest and (b) take commercially reasonable efforts to cause Tenant’s lender to amend such financing statement and any other documents of record to clarify that any liens imposed thereby are not applicable to any interest of Landlord in the Premises.

20.           Indemnification and Exculpation.

20.1.        Tenant agrees to indemnify, defend and save Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred in investigating or resisting the same (collectively, “Claims”) arising from (a) injury or death to any person or injury to any property occurring within or about the Premises arising directly or indirectly out of Tenant’s or any of Tenant’s officers, employees, agents, contractors, invitees, customers and subcontractors (collectively, “Tenant’s Agents”) use or occupancy of the Premises, (b) a breach or default by Tenant in the performance of any of its obligations hereunder, including, without limitation, tenant’s failure to perform any of its obligations in Sections 9.6 and 18.1, (c) any of the Tenant’s Alterations, (d) any determination by a Governmental Authority that the Premises during the Term, any of Tenant’s Alterations at any time, fails or failed to comply with the ADA, and (e) any and all cost or liability for compensation claimed by any other broker or agent, other than the Brokers, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant, except to the extent caused by Landlord’s Parties’ willful misconduct or gross negligence.

20.2.        Notwithstanding any provision of Section 20.1 to the contrary, Landlord shall not be liable to Tenant for, and Tenant assumes all risk of, damage to personal property or scientific research, including, without limitation, loss of records kept by Tenant within the Premises and damage or losses caused by fire, electrical malfunction, gas explosion or water damage of any type (including, without limitation, broken water lines, malfunctioning fire sprinkler systems, roof leaks or stoppages of lines), unless any such loss is due to Landlord’s willful disregard of written notice by Tenant of need for a repair that Landlord is responsible to make for an unreasonable period of time or to Landlord Parties’ willful misconduct or gross negligence.  Tenant further waives any claim for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property as described in this Section 20.2 except to the extent caused by Landlord Parties’ willful misconduct or gross negligence.

20.3.        Landlord shall not be liable for any damages arising from any act, omission or neglect of any third party other than the gross negligence or willful misconduct of the Landlord Parties.

20.4.        Tenant acknowledges that security devices and services, if any, while intended to deter crime, may not in given instances prevent theft or other criminal acts.  Landlord shall not be liable for injuries or losses caused by criminal acts of third parties other than Landlord’s affiliates and agents, and Tenant assumes the risk that any security device or service may malfunction or otherwise be circumvented by a criminal.  Tenant may, subject to Article 17, at its expense, install such security devices and contract for such services as Tenant determines are appropriate to deter crime or otherwise protect against criminal acts.  If Tenant desires protection against such criminal acts, then Tenant shall, at Tenant’s sole cost and expense, obtain appropriate insurance coverage.

20.5.        Landlord agrees to indemnify, defend and save Tenant harmless from and against any and all Claims arising from (a) injury or death to any person or injury to any property occurring within or about the Premises arising directly or indirectly out of Landlord Parties’ willful misconduct or gross negligence, (b) a breach or default by Landlord in the performance of its obligations hereunder, or (c) any and all cost or liability for compensation claimed by any other broker or agent, other than the Brokers, employed or engaged by Landlord or claiming to have been employed or engaged by Landlord.

20.6.        If a party (the “Indemnified Party”) becomes aware of a Claim which would reasonably be expected to result in an obligation to indemnify the Indemnified Party by the other party (the “Obligated Party”) under this Lease, the Indemnified Party shall notify the Obligated Party thereof in writing within thirty (30) days after it becomes so aware, giving a reasonably detailed description of the Claim to the extent then known, and providing a copy of any written demand, notice, summons or other paper received by the Indemnified Party; provided, however, the Indemnified Party’s failure to provide the Obligated Party notice under this Section 20.6 shall not relieve the Obligated Party’s liability hereunder except to the extent such failure to provide notice created or exacerbated the Obligated Party’s liability hereunder.  In addition, the Indemnified Party shall not settle any Claims under Sections 20.1 and 20.5 without the Obligated Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

20.7.        The provisions of this Article 20 shall survive the expiration or earlier termination of this Lease.

21.           Insurance; Waiver of Subrogation.

21.1.        Landlord shall maintain insurance for the Premises in amounts equal to full replacement cost (exclusive of the costs of excavation, foundations and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect, provided that such coverage shall not be less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord’s lender, mortgagee or beneficiary (each, a “Lender”), if any, requires Landlord to maintain (but Tenant shall not be required to pay the incremental costs of obtaining limits greater than the full replacement cost, as determined by Landlord in its reasonable discretion), providing protection against any peril generally included within the classification “Fire and Extended Coverage,” together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief.  Landlord, subject to availability thereof, shall further insure, if Landlord deems it appropriate, coverage against flood, environmental hazard and earthquake, loss or failure of building equipment, rental loss during the period of repairs or rebuilding, workmen’s compensation insurance and fidelity bonds for employees employed to perform services.  Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance for any improvements or Alterations installed by Tenant hereunder, without regard to whether or not such improvements or Alterations are made a part of or are affixed to the Buildings.

21.2.        In addition, Landlord shall carry public liability insurance with a single limit of not less than One Million Dollars ($1,000,000) for death or bodily injury, or property damage with respect to the Premises.

21.3.        Tenant shall, at its own cost and expense, procure and maintain in effect, beginning on the Term Commencement Date, and continuing throughout the Term (and occupancy by Tenant, if any, after termination of this Lease) commercial general liability insurance with limits of not less than Two Million Dollars ($2,000,000) per occurrence for death or bodily injury and not less than Two Million Dollars ($2,000,000) for property damage with respect to the Premises (including $100,000 fire legal liability (each loss)).

21.4.        The insurance required to be purchased and maintained by Tenant pursuant to this Lease shall name Landlord, BioMed Realty, L.P., BioMed Realty Trust, Inc., and their respective officers, employees, agents, general partners, members, subsidiaries, affiliates and Lenders (“Landlord Parties”) as additional insureds.  Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in “Best’s Insurance Guide.”  Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord.  The insurer shall endeavor to provide Landlord at least thirty (30) days’ prior written notice of any reduction of coverage, other modification or cancellation of such policy (except in the event of non-payment of premium, in which case ten (10) days written notice shall be given).  All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry.  Tenant’s policy may be a “blanket policy” that specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, on or before the expiration of such policies, furnish Landlord with a copy of a certificate of insurance for Tenant from a duly licensed insurance company showing all premiums due on the renewal or successor policy have been paid at the time such premiums are due and payable and showing the insurance provided by the renewal or successor policy to be in full force and effect.  Tenant agrees that if Tenant does not take out or does not maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and at its cost to be paid by Tenant as Additional Rent.

21.5.        Subject to Section 20.5, Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment and leasehold improvements, and Landlord shall not be liable for injury to Tenant’s business or any loss of income therefrom, relative to such damage, all as more particularly set forth within this Lease.  Tenant shall, at Tenant’s sole cost and expense, carry such insurance as Tenant desires for Tenant’s protection with respect to personal property of Tenant or business interruption.

21.6.        In each instance where insurance is to name Landlord Parties as additional insureds, Tenant shall, upon Landlord’s written request, also designate and furnish certificates evidencing such Landlord Parties as additional insureds to (a) any Lender of Landlord holding a security interest in the Premises or any portion thereof, (b) the landlord under any lease whereunder Landlord is a tenant of the real property upon which the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and (c) any management company retained by Landlord to manage the Premises.

21.7.        Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents and representatives of the other on account of loss or damage occasioned by such waiving party or its property or the property of others under such waiving party’s control, in each case to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy that either Landlord or Tenant may have in force at the time of such loss or damage.  Such waivers shall continue so long as their respective insurers so permit.  Any termination of such a waiver shall be by written notice to the other party, containing a description of the circumstances hereinafter set forth in this Section 21.7.  Landlord and Tenant, upon obtaining the policies of insurance required or permitted under this Lease, shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.  If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, then the party seeking such policy shall notify the other of such conditions, and the party so notified shall have ten (10) days thereafter to either (a) procure such insurance with companies reasonably satisfactory to the other party or (b) agree to pay such additional premium.  If the parties do not accomplish either (a) or (b), then this Section 21.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium.  If such policies shall at any time be unobtainable, but shall be subsequently obtainable, then neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party.  If the release of either Landlord or Tenant, as set forth in the first sentence of this Section 21.7, shall contravene Applicable Laws, then the liability of the party in question shall be deemed not released but shall be secondary to the other party’s insurer.

21.8.        Landlord may require insurance policy limits required under this Lease to be raised to conform with requirements of Landlord’s Lender, if any, to bring coverage limits to levels then being required of similarly situated tenants under leases of premises that are comparable in size to the Premises, used for similar purposes as the Premises are used and located in buildings comparable in quality to, and in the general vicinity of, the Building.  In addition, upon each tenth (10th) anniversary of the Term Commencement Date, Landlord may require insurance policy limits required under this Lease to be adjusted by the percentage change in the Consumer Price Index for All Urban Consumers for the San Diego metropolitan area, as published by the United States Department of Labor’s Bureau of Labor Statistics from the Term Commencement Date through such tenth (10th) anniversary of the Term Commencement Date.

21.9.        Any costs incurred by Landlord pursuant to this Article 21 shall be included as Insurance Costs payable by Tenant pursuant to this Lease; provided, however, with respect to insurance coverage for environmental hazard and earthquake, if any, maintained by Landlord under Section 21.8, the costs included as Insurance Costs payable by Tenant pursuant to this Lease shall not exceed an amount equal to Tenant’s pro rata portion of the cost to Landlord of maintaining portfolio-wide policies with limits of up to $10,000,000 for environmental hazard and up to $20,000,000 for earthquake, in each case as may be adjusted by Landlord in its sole and absolute discretion on each anniversary of the Term Commencement Date of this Lease by the then most recent available 12-month percentage change in the Consumer Price Index for All Urban Consumers for the San Diego metropolitan area, as published by the United States Department of Labor’s Bureau of Labor Statistics.

22.           Damage or Destruction.

22.1.        In the event of a partial destruction of the Premises by fire or other perils covered by extended coverage insurance not exceeding thirty percent (30%) of the full insurable value thereof, and provided that (a) the damage thereto is such that the Premises may be repaired, reconstructed or restored to substantially the same condition as existed immediately before such damage and destruction in accordance with Applicable Laws within a period of twelve (12) months from the date of the happening of such casualty and (b) Landlord shall receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord’s policy, which deductible amount, if paid by Landlord, shall constitute an Insurance Cost), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration of the Premises, and the provisions of this Lease shall continue in full force and effect except as otherwise provided in this Article 22.

22.2.        In the event of any damage to or destruction of the Premises other than as described in Section 22.1, Landlord may elect to repair, reconstruct and restore the Premises in which case the provisions of this Lease shall continue in full force and effect except as otherwise provided in this Article 22.  Landlord shall give written notice to Tenant of its election to repair, reconstruct or restore the Premises or to terminate this Lease within sixty (60) days following the date of damage or destruction (the “Landlord’s Restoration Notice”).  Landlord shall include with the Landlord’s Restoration Notice a good faith estimate (the “Restoration Estimate”) prepared by Landlord’s architect or engineer of: (a) the time required to substantially complete the repair, reconstruction or restoration of the Premises to its original condition in compliance with Applicable Laws (the “Restoration Period”), and (b) the costs and expenses incurred or to be incurred in restoring such damage and destruction, including, without limitation, the design costs, project management costs, insurance costs and all other costs in connection with the repair, reconstruction or restoration of such damage or destruction (the “Restoration Costs”).  If Landlord elects to repair, reconstruct and restore the Premises but the estimated Restoration Period set forth in the Landlord’s Restoration Notice is greater than twenty-four (24) months, then Tenant shall have the right to terminate this Lease as of the date of such damage or destruction within twenty (20) business days following the date upon which Tenant receives the Landlord’s Restoration Notice.  If Landlord elects to terminate this Lease, then this Lease shall terminate as of the date of such damage or destruction; provided, however, if Landlord elects to terminate this Lease, then Tenant may elect, within such twenty (20) business days following the date upon which Tenant receives the Landlord’s Restoration Notice, to exercise the Purchase Option in accordance with Section 30.1(c)(ii), in which event Tenant shall receive any insurance proceeds resulting from such damage; and provided further, if the Restoration Period set forth in the Restoration Estimate is less than thirty-six (36) months, Tenant may elect, within such twenty (20) business days following the date upon which Tenant receives the Landlord’s Restoration Notice, to deposit with Landlord an amount that is sufficient to cover any shortfall between the amount of insurance proceeds Landlord expects to receive in connection with the damage or destruction and the expected Restoration Costs set forth in the Restoration Estimate (the “Restoration Deposit”), so long as Tenant: (1) reaffirms its intention to pay all Rent as such Rent becomes due and owing under this Lease; (2) waives any claim to offsets, defenses or abatement of such Rent as a consequence of such damage or destruction without regard to the duration of the Restoration Period; and (3) deposits with Landlord the Restoration Deposit, in which event this Lease shall remain in full force and effect and Landlord shall repair, reconstruct or restore such damage or destruction in accordance with the terms and conditions of Section 22.6, and in the event Landlord thereafter notifies Tenant at any time that the expected Restoration Costs exceed the remaining Restoration Deposit and remaining insurance proceeds to be received by Landlord, Tenant shall within ten (10) days after such notice pay the amount of such deficiency to Landlord.  Landlord shall have the right to use the Restoration Deposit to cover all costs and expenses in excess of the insurance proceeds received by Landlord necessary to complete the repair, reconstruction or restoration of such damage or destruction.  In addition, if the actual cost of such repair, reconstruction or restoration exceeds the amount of the Restoration Fund, Tenant shall promptly deposit with Landlord such excess to be included in the Restoration Fund.  Any sum which remains in the Restoration Fund upon completion of the repair, reconstruction or restoration of such damage or destruction after the payment of all Restoration Costs shall be promptly refunded to Tenant.

22.3.        Upon any termination of this Lease under any of the provisions of this Article 22 (and provided Tenant does not exercise the Purchase Option), the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except with regard to (a) items occurring prior to the damage or destruction and (b) provisions of this Lease that, by their express terms, survive the expiration or earlier termination hereof.

22.4.        Except as set forth in Section 22.2, in the event of repair, reconstruction and restoration as provided in this Article 22, all Rent to be paid by Tenant under this Lease shall be abated proportionately based on the extent to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided, however, that the amount of such abatement shall be reduced by the proceeds of lost rental income insurance actually received by Tenant with respect to the Premises.

22.5.        Notwithstanding anything to the contrary contained in this Article 22, should Landlord be delayed or prevented from completing the repair, reconstruction or restoration of the damage or destruction to the Premises after the occurrence of such damage or destruction by Force Majeure, then the time for Landlord to commence or complete repairs shall be extended on a day-for-day basis.

22.6.        If, and solely to the extent, Landlord is obligated to or elects to repair, reconstruct or restore as herein provided, then Landlord shall be obligated to make such repair, reconstruction or restoration only with regard to: (a) those portions of the Premises that were originally provided at Landlord’s expense, and (b) those portions of the Premises that are covered by the insurance Landlord is required to, or has elected to, obtain in accordance with Article 21.  Landlord shall not be obligated to repair, reconstruct or restore improvements not originally provided by Landlord or at Landlord’s expense to the extent not covered by the insurance Landlord is required to, or has elected to, obtain in accordance with Article 21.

22.7.        Notwithstanding anything to the contrary contained in this Article 22, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises if the damage resulting from any casualty covered under this Article 22 occurs during the last twenty-four (24) months of the Term unless Tenant exercises the Extension Option to extend, in which event Landlord shall not have any obligation to repair, reconstruct or restore the Premises if the damages resulting from any casualty covered under this Article 22 occurs during the last twenty-four (24) months of any extension hereof, or to the extent that insurance proceeds are not available therefor.

22.8.        Landlord’s obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Premises; provided that Tenant shall have the right but not the obligation, at its expense, to replace or fully repair all of Tenant’s personal property and any Alterations installed by Tenant existing at the time of such damage or destruction.  If the Premises are to be repaired in accordance with the foregoing, Landlord shall make available to Tenant any portion of insurance proceeds it receives that are allocable to the Alterations constructed by Tenant pursuant to this Lease, provided Tenant is not then in monetary Default under this Lease.

23.           Eminent Domain.

23.1.        In the event the whole of the Premises shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

23.2.        In the event of a partial taking of the Premises, or of drives, walkways or parking areas serving the Premises for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then Tenant may elect to terminate this Lease as of such taking if such taking is, in Tenant’s reasonable opinion, of a material nature such as to make it impracticable or infeasible to continue use of the unappropriated portion for purposes of renting office or laboratory space.

23.3.        In the event a partial taking of the Premises is threatened (in writing) or instituted by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain with respect to: (a) twenty-five percent (25%) or more of the Premises, or (b) the condemnation award is less than the cost to repair the unappropriated portion of the Premises (“Condemnation Restoration Costs”), Landlord may, upon thirty (30) days prior written notice to Tenant (the “Landlord’s Condemnation Notice”), elect to either (i) terminate this Lease, or (ii) continue this Lease in accordance with Section 23.5.  Landlord shall include with the Landlord’s Condemnation Notice a good faith estimate (the “Condemnation Restoration Estimate”) prepared by Landlord’s architect or engineer of the costs and expenses incurred or to be incurred in restoring the unappropriated portion of the Premises.  If Landlord elects to terminate this Lease because the condemnation award is less than the cost to repair the unappropriated portion of the Premises, then Tenant may elect, within fifteen (15) days following the date upon which Tenant receives Landlord’s Condemnation Notice, to either (1) exercise the Purchase Option in accordance with Section 30.1(c)(iii), in which event Tenant shall receive any condemnation proceeds resulting from such condemnation, or (2) deposit with Landlord an amount that is sufficient to cover any shortfall between the amount of the condemnation award Landlord expects to receive in connection with the partial taking of the Premises and the expected Condemnation Restoration Costs set forth in the Condemnation Restoration Estimate (the “Condemnation Restoration Deposit”), so long as Tenant: (x) reaffirms its intention to pay all Rent as such Rent becomes due and owing under this Lease; (y) waives any claim to offsets, defenses or abatement of such Rent as a consequence of such damage or destruction without regard to the duration of the restoration period; and (z) deposits with Landlord the Condemnation Restoration Deposit, in which event this Lease shall remain in full force and effect and Landlord shall repair, reconstruct or restore the unappropriated portion of the Premises, and in the event Landlord thereafter notifies Tenant at any time that the expected Condemnation Restoration Costs exceeds the remaining Condemnation Restoration Deposit and remaining condemnation proceeds to be received by Landlord, Tenant shall within ten (10) days after such notice pay the amount of such deficiency to Landlord.

23.4.        Tenant shall be entitled to any award that is specifically awarded as compensation for (a) the taking of Tenant’s personal property that was installed at Tenant’s expense, and (b) the costs of Tenant moving to a new location.  Except as set forth in the previous sentence, any award for such taking shall be the property of Landlord.

23.5.        If, upon any taking of the nature described in this Article 23, this Lease continues in effect, then Landlord shall promptly proceed to restore the Premises to substantially the same condition prior to such partial taking.  To the extent such restoration is feasible, as reasonably determined by Landlord, the Rent shall be decreased proportionately to reflect the loss of any portion of the Premises no longer available to Tenant.

24.           Defaults and Remedies.

24.1.        Late payment by Tenant to Landlord of Rent and other sums due shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of which shall be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within five (5) days after written notice that such payment is due, Tenant shall pay to Landlord an additional sum of four percent (4%) of the overdue Rent as a late charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord shall incur by reason of late payment by Tenant.

24.2.        No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in equity or at law.  If a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord hereunder, Tenant shall have the right to make payment “under protest,” such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

24.3.        If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act; provided that Landlord may do so only if (a) such failure by Tenant continues for five (5) days after Landlord delivers notice to Tenant demanding performance by Tenant, or (b) such failure by Tenant unreasonably interferes with the efficient operation of the Premises, or resulted or will result in a violation of Applicable Laws or the cancellation of an insurance policy maintained by Landlord.  Notwithstanding the foregoing, in the event of an emergency, Landlord shall have the right to enter the Premises and act in accordance with its rights as provided elsewhere in this Lease.  In addition to the late charge described in Section 24.1, Tenant shall pay to Landlord as Additional Rent all sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to ten percent (10%) per annum or the highest rate permitted by Applicable Laws, whichever is less.

24.4.        The occurrence of any one or more of the following events shall constitute a “Default” hereunder by Tenant:

(a)      The abandonment of the Premises by Tenant;

(b)      The failure by Tenant to make any payment of Rent, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant;

(c)      The failure by Tenant to observe or perform any material obligation or material covenant contained herein (other than described in Sections 24.4(a) and 24.4(b)) to be performed by Tenant, where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant (except where Tenant has contested in good faith the existence of a breach of a material obligation or material covenant and the parties have not yet resolved the dispute by mutual agreement or, if necessary, final court judgment); provided that, if the nature of Tenant’s default is such that it reasonably requires more than twenty (20) days to cure, Tenant shall not be deemed to be in default if Tenant shall commence such cure within said twenty (20) day period and thereafter diligently prosecute the same to completion;

(d)      Tenant makes an assignment for the benefit of creditors;

(e)      A receiver, trustee or custodian is appointed to or does take title, possession or control of all or substantially all of Tenant’s assets and such circumstance is not reversed within sixty (60) days;

(f)       Tenant files a voluntary petition under the United States Bankruptcy Code or any successor statute (the “Bankruptcy Code”) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

(g)      Any involuntary petition if filed against Tenant under any chapter of the Bankruptcy Code and is not dismissed within one hundred twenty (120) days;

(h)      The occurrence of a monetary Default or a material non-monetary Default under the Building E Lease, the Building F Lease or the Building G Lease (each as defined in the Purchase Agreement);

(i)       The occurrence of any Transfer that is not in compliance with the provisions of Article 25, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant; or

(j)       Tenant’s interest in this Lease is attached, executed upon or otherwise judicially seized and such action is not released within one hundred twenty (120) days of the action.

Notices given under this Section 24.4 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises.  No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

24.5.        In the event of a monetary default or a material non-monetary default by Tenant after the lapse of any applicable cure periods, and at any time thereafter, with notice or demand and without limiting Landlord in the exercise of any right or remedy that Landlord may have, Landlord shall be entitled to terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage that may be occasioned thereby.  In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant the following damages to the extent incurred by Landlord by reason of Tenant’s default:

(a)      The worth at the time of award of any unpaid Rent that had accrued at the time of such termination; plus

(b)      The worth at the time of award of the amount by which the unpaid Rent that would have accrued during the period commencing with termination of this Lease and ending at the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves could have been reasonably avoided; plus

(c)      The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds that portion of the loss of Landlord’s rental income from the Premises that Tenant proves could have been reasonably avoided; plus

(d)      Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of restoring the Premises to the condition required under the terms of this Lease; plus

(e)      At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

As used in Sections 24.5(a) and 24.5(b), “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 24.1.  As used in Section 24.5(c) above, the “worth at the time of the award” shall be computed by taking the present value of such amount, using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1) percentage point.

24.6.        In addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations).  In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises.  For purposes of this Section 24.6, the following acts by Landlord will not constitute the termination of Tenant’s right to possession of the Premises:

(a)      Acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

(b)      The appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises.

Notwithstanding the foregoing, in the event of a Default by Tenant, Landlord may elect at any time to terminate this Lease and to recover damages to which Landlord is entitled.  If Landlord does not elect to terminate this Lease as provided in Section 24.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease.

24.7.        If Landlord does not elect to terminate this Lease as provided in Section 24.5, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease.  At any time thereafter, Landlord may elect to terminate this Lease and to recover damages to which Landlord is entitled.

24.8.        In the event Landlord elects to terminate this Lease and relet the Premises, Landlord may execute any new lease in its own name.  Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant.  The proceeds of any such reletting shall be applied as follows:

(a)      First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, without limitation, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

(b)      Second, to the payment of the costs and expenses of reletting the Premises, including (i) repairs that Landlord deems reasonably necessary and advisable and (ii) reasonable attorneys’ fees, charges and disbursements incurred by Landlord in connection with the retaking of the Premises and such reletting;

(c)      Third, to the payment of Rent and other charges due and unpaid hereunder; and

(d)      Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

24.9.        All of Landlord’s rights, options and remedies hereunder shall be construed and held to be nonexclusive and cumulative.  Landlord shall have the right to pursue any one or all of such remedies, or any other remedy or relief that may be provided by Applicable Laws, whether or not stated in this Lease.  No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

24.10.      Landlord’s termination of (a) this Lease or (b) Tenant’s right to possession of the Premises shall not relieve Tenant of any liability to Landlord that has previously accrued or that shall arise based upon events that occurred prior to the later to occur of (i) the date of Lease termination or (ii) the date Tenant surrenders possession of the Premises.

24.11.      To the extent permitted by Applicable Laws, Tenant waives any and all rights of redemption granted by or under any present or future Applicable Laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant’s default hereunder or otherwise.

24.12.      Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure continue for more than thirty (30) days after written notice from Tenant specifying the nature of Landlord’s failure; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

24.13.      In the event of any default by Landlord, Tenant shall give notice by registered or certified mail to any (a) beneficiary of a deed of trust or (b) mortgagee under a mortgage covering the Premises or any portion thereof and to any landlord of any lease of land upon or within which the Premises are located, and shall offer such beneficiary, mortgagee or landlord the Lender’s Cure Period to cure the default, including time to obtain possession of the Premises by power of sale or a judicial action if such should prove necessary to effect a cure; provided that Landlord shall promptly furnish to Tenant in writing, upon written request by Tenant, the names and addresses of all such persons who are to receive such notices.  “Lender’s Cure Period” shall mean sixty (60) days after written notice from Tenant within which to cure or correct such default (of which the initial thirty (30) days may run concurrently with the thirty (30) days after written notice from Tenant described in Section 24.12 above); provided, however, if such default cannot be cured or corrected within that time, then Lender’s Cure Period shall include such additional time as may be necessary to cure such default if such mortgagee, beneficiary or landlord has commenced to cure such Default within such sixty (60) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default; provided, further, if such mortgagee, beneficiary or landlord requires possession of the Premises to prosecute such cure, and such mortgagee, beneficiary or landlord commences foreclosure proceedings within such sixty (60) day period (or is unable to commence foreclosure proceedings because of a bankruptcy proceeding involving Landlord or Tenant, but commences such foreclosure proceeding promptly after it is permitted to do so), then such sixty (60) day period shall commence to run only on the conveyance of the Premises pursuant to such proceeding.

25.           Assignment or Subletting.

25.1.        Except as hereinafter expressly permitted, Tenant shall not, either voluntarily or by operation of Applicable Laws, directly or indirectly sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Premises (each, a “Transfer”), without Landlord’s prior written consent, which consent Landlord may not unreasonably delay, condition or withhold.  Notwithstanding the foregoing, Tenant shall have the right to Transfer the Premises, upon twenty (20) days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the controlling ownership interests of Tenant provided that (a) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, and (b) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s then most current quarterly or annual financial statements, and (c) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (collectively, the “Permitted

Assignees”).  Notwithstanding the foregoing, Tenant shall have the right to sublet any portion of the Premises, upon twenty (20) days prior written notice to Landlord, but without obtaining Landlord’s prior written consent,  to a Permitted Subtenant subject to the conditions precedent in Section 25.9.

25.2.        In the event Tenant desires to effect a Transfer, then, at least twenty (20) days prior to the date when Tenant desires the assignment or sublease to be effective (the “Transfer Date”), Tenant shall provide written notice to Landlord (the “Transfer Notice”) containing information concerning the character, relevant business experience and financial responsibility and status of the proposed transferee, assignee or sublessee; the Transfer Date; any ownership or commercial relationship between Tenant and the proposed transferee, assignee or sublessee; and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord shall reasonably require (the “Transfer Information”).  Tenant shall also reimburse Landlord for Landlord’s actual and reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees, charges and other costs or overhead expenses incurred by Landlord in connection with the review, processing and documentation of such request in an amount not to exceed Five Thousand Dollars ($5,000);

25.3.        Landlord, in determining whether consent should be given to a proposed Transfer, may give consideration to (a) the financial strength of such transferee or assignee (notwithstanding Tenant remaining liable for Tenant’s performance), and (b) any change in use that such transferee, assignee or sublessee proposes to make in the use of the Premises to the extent any such change in use is not a Permitted Use.  In no event shall Landlord be deemed to be unreasonable for declining to consent to a Transfer to a transferee or assignee lacking financial qualifications (commensurate with the obligations proposed to be undertaken in connection with such a Transfer) or seeking a change in the Permitted Use, or jeopardizing directly or indirectly the status of Landlord or any of Landlord’s affiliates as a Real Estate Investment Trust under the Internal Revenue Code of 1986.  Notwithstanding anything contained in this Lease to the contrary, (w) no Transfer shall be consummated on any basis such that the rental or other amounts to be paid by the occupant, assignee, manager or other transferee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of such occupant, assignee, manager or other transferee; (x) Tenant shall not furnish or render any services to an occupant, assignee, manager or other transferee with respect to whom transfer consideration is required to be paid, or manage or operate the Premises or any capital additions so transferred, with respect to which transfer consideration is being paid; (y) Tenant shall not consummate a Transfer with any person in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code (the “Revenue Code”)); and (z) Tenant shall not consummate a Transfer with any person or in any manner that could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease, license or other arrangement for the right to use, occupy or possess any portion of the Premises to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Revenue Code, or any similar or successor provision thereto or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Revenue Code.  The immediately preceding sentence shall not apply if ownership of the Property is transferred or conveyed to a person or entity other than a real estate investment trust or affiliate thereof.

25.4.        As conditions precedent to Tenant subleasing the Premises or to Landlord considering a request by Tenant to Tenant’s transfer of rights or sharing of the Premises, Landlord may require any or all of the following:

(a)      Tenant shall remain fully liable under this Lease during the unexpired Term;

(b)      Tenant shall provide Landlord with the Transfer Information;

(c)      Tenant shall reimburse Landlord for Landlord’s actual and reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees, charges and other costs or overhead expenses incurred by Landlord in connection with the review, processing and documentation of such request in an amount not to exceed Five Thousand Dollars ($5,000);

(d)      Subject to Section 25.8, if Tenant’s transfer of rights or sharing of the Premises provides for the receipt by, on behalf of or on account of Tenant of any consideration of any kind whatsoever (including, without limitation, a premium rental for a sublease or lump sum payment for an assignment, but excluding Tenant’s reasonable costs in marketing and subleasing the Premises) in excess of the rental and other charges due to Landlord under this Lease, Tenant shall pay fifty percent (50%) of all of such excess to Landlord, after deductions for any transaction costs incurred by Tenant, including marketing expenses, tenant improvement allowances actually provided by Tenant, alterations, cash concessions, brokerage commissions, attorneys’ fees and free rent.  If said consideration consists of cash paid to Tenant, payment to Landlord shall be made upon receipt by Tenant of such cash payment;

(e)      With respect to any Transfer of all or any portion of the Premises, the proposed transferee, assignee or sublessee shall agree that, in the event Landlord gives such proposed transferee, assignee or sublessee notice that Tenant is in default under this Lease, such proposed transferee, assignee or sublessee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments shall be received by Landlord without any liability being incurred by Landlord, except to credit such payment against those due by Tenant under this Lease, and any such proposed transferee, assignee or sublessee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, that in no event shall Landlord or its Lenders, successors or assigns be obligated to accept such attornment;

(f)       Any such consent to Transfer (if such consent is required hereunder) shall be effected on Landlord’s forms, subject to changes by Tenant that are satisfactory to Landlord in its reasonable discretion;

(g)      Tenant shall not then be in Default hereunder in any respect;

(h)      Such proposed transferee, assignee or sublessee’s use of the Premises shall not violate Section 2.7;

(i)       Landlord shall not be bound by any provision of any agreement pertaining to the Transfer, except for Landlord’s written consent to the same;

(j)       Tenant shall pay all transfer and other taxes (including interest and penalties) assessed or payable for any Transfer;

(k)      Landlord’s consent (if such consent is required hereunder) (or waiver of its rights) for any Transfer shall not waive Landlord’s right to consent to any later Transfer;

(l)       Tenant shall deliver to Landlord one executed copy of any and all written instruments evidencing or relating to the Transfer; and

(m)     A list of Hazardous Materials (as defined in Section 38.6 below), certified by the proposed transferee, assignee or sublessee to be true and correct, which the proposed transferee, assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Premises (provided, such installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may not be unreasonably withheld); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Premises for the closure of any such tanks.  Neither Tenant nor any such proposed transferee, assignee or sublessee is required, however, to provide Landlord with any portion(s) of such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

25.5.        Any Transfer that is not in compliance with the provisions of this Article 25 shall be void and constitute a “Default” hereunder after the lapse of any applicable notice and cure period set forth in Section 24.4(i).

25.6.        The consent by Landlord to a Transfer shall not relieve Tenant or proposed transferee or assignee from obtaining Landlord’s consent to any further Transfer, nor shall it release Tenant or any proposed transferee or assignee of Tenant from liability under this Lease.

25.7.        Notwithstanding any Transfer, Tenant shall remain liable for the payment of all Rent and other sums due or to become due hereunder, and for the full performance of all other terms, conditions and covenants to be kept and performed by Tenant.  The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant or condition thereof, from any person or entity other than Tenant shall not be deemed a waiver of any of the provisions of this Lease or a consent to any Transfer.

25.8.        Notwithstanding any contrary provision of this Article 25, the original Tenant named hereunder (but not any assignee or subtenant other than Permitted Assignees) shall have the right, without the receipt of Landlord’s consent, but on prior written notice to Landlord, to license (but not sublease) up to an aggregate of up to ten percent (10%) of the rentable square feet of the Premises to individuals or entities (each, a “Business Affiliate”), which license to a Business Affiliate shall be on and subject to all of the following conditions:  (a) Tenant shall have a direct contractual business relationship (relating to a primary business of Tenant conducted in the Premises and other than Business Affiliate’s use of the Premises) with each such Business Affiliate and any such Business Affiliate’s use of the Premises shall be directly and primarily related to such business relationships; (b) each such Business Affiliate shall be of a character and reputation consistent with the quality of the Building; (c) each such license shall clearly specify that it is only a contract right and that the Business Affiliate is not a subtenant and has no interest in real property; (d) each such Business Affiliate’s use of the Premises is in a manner consistent with the Permitted Use; (e) no demising walls or separate entrances shall be constructed in the Premises to accommodate any such license; (f) the term of such license shall not exceed six (6) months unless otherwise agreed to in writing by Landlord; (g) the primary motivation for Tenant’s grant of such license is not to provide space to such Business Affiliate; and (h) such Business Affiliate shall pay no rent to Tenant in respect of such license.  No such license shall relieve Tenant from any liability under this Lease.

25.9.        Notwithstanding any contrary provision of this Article 25, the original Tenant named hereunder (but not any assignee or subtenant other than Permitted Assignees) shall have the right, without the receipt of Landlord’s consent, but on prior written notice to Landlord, to sublet up to an aggregate of up to thirty-five percent (35%) of the rentable square feet of the Premises to individuals or entities (each, a “Permitted Subtenant”) on and subject to all of the following conditions:  (a) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”) of such Permitted Subtenant is not less than Five Million Dollars ($5,000,000); (b) each such Permitted Subtenant shall be of a character and reputation consistent with the quality of the Building; (c) each such Permitted Subtenant’s use of the Premises is in a manner consistent with the Permitted Use; (d) the term of such sublease shall not exceed four (4) years unless otherwise agreed to in writing by Landlord; and (e) all rent and other compensation paid to Tenant by such Permitted Subtenant shall be subject to Section 25.4(d).  No such sublease shall relieve Tenant from any liability under this Lease.

25.10.      If Tenant sublets the Premises or any portion thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord (or a receiver for Tenant appointed on Landlord’s application) may collect such rent and apply it toward Tenant’s obligations under this Lease; provided that, until the occurrence of a Default by Tenant, or if a Default occurs and is cured to the satisfaction of Landlord, Tenant shall have the right to collect such rent.

26.           Attorneys’ Fees.  If either party commences an action against the other party arising out of or in connection with this Lease, then the substantially prevailing party shall be entitled to have and recover from the other party reasonable attorneys’ fees, charges and disbursements and costs of suit.

27.           Bankruptcy.  In the event a debtor, trustee or debtor in possession under the Bankruptcy Code, or another person with similar rights, duties and powers under any other Applicable Laws, proposes to cure any default under this Lease or to assume or assign this Lease and is obliged to provide adequate assurance to Landlord that (a) a default shall be cured, (b) Landlord shall be compensated for its damages arising from any breach of this Lease and (c) future performance of

Tenant’s obligations under this Lease shall occur, then such adequate assurances shall include any or all of the following, as designated by Landlord in its sole and absolute discretion:

27.1.        Those acts specified in the Bankruptcy Code or other Applicable Laws as included within the meaning of “adequate assurance,” even if this Lease does not concern a shopping center or other facility described in such Applicable Laws;

27.2.        A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

27.3.        A cash deposit in an amount at least equal to the then-current amount of the Security Deposit; or

27.4.        The assumption or assignment of all of Tenant’s interest and obligations under this Lease.

28.           Definition of Landlord.  With regard to obligations imposed upon Landlord pursuant to this Lease, the term “Landlord,” as used in this Lease, shall refer only to Landlord or Landlord’s then-current successor-in-interest.  In the event of any transfer, assignment or conveyance of Landlord’s interest in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, Landlord herein named (and in case of any subsequent transfers or conveyances, the subsequent Landlord) shall be automatically freed and relieved, from and after the date of such transfer, assignment or conveyance, from all liability for the performance of any covenants or obligations contained in this Lease thereafter to be performed by Landlord and, without further agreement, the transferee, assignee or conveyee of Landlord’s in this Lease or in Landlord’s fee title to or leasehold interest in the Property, as applicable, shall be deemed to have assumed and agreed to observe and perform any and all covenants and obligations of Landlord hereunder during the tenure of its interest in this Lease or the Property.  Landlord or any subsequent Landlord may transfer its interest in the Premises or this Lease without Tenant’s consent.

29.           Estoppel Certificate.  Tenant shall, within fifteen (15) days after receipt of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached hereto as Exhibit D, or on any other form reasonably requested by a proposed Lender or purchaser, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, (b) acknowledging (if accurate) that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (c) setting forth such further information with respect to this Lease or the Premises as may be reasonably requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within the prescribed time shall be binding upon Tenant that there are no uncured defaults on the part of Landlord hereunder and that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution and that all other statements set forth in such certificate are true and correct.  Likewise, Landlord shall, within fifteen (15) days after receipt of written notice from Tenant, execute, acknowledge and deliver an estoppel certificate containing substantially the same content shown on Exhibit D (as appropriately modified to reflect that the certificate is being executed by Landlord in favor of Tenant).  Landlord’s failure to deliver such estoppel certificate within the prescribed time shall be binding upon Landlord that there are no uncured defaults on the part of Tenant hereunder and that this Lease is in full force and effect and without modification except as may be represented by Tenant in any certificate prepared by Tenant and delivered to Landlord for execution and that all other statements set forth in such certificate are true and correct.

30.           Purchase Option.

30.1.        Grant of Option.  Landlord hereby grants to Tenant the exclusive option (the “Purchase Option”) to purchase the Property, including, without limitation, the Premises, for an amount equal to (a) the annualized aggregate Basic Annual Rent for the month in which the Closing Date (as defined below) occurs (i.e., the Basic Annual Rent for the entire month in which the Closing Date occurs (without giving effect to any free rent or rent abatement), multiplied by twelve) under this Lease, divided by (b) seven and nine-tenths percent (7.9%) (the “Building D Purchase Option Exercise Price”), subject to the following provisions:

(a)      The Purchase Option is conditioned upon Tenant: (i) concurrently exercising its purchase option under the Building E Lease, the Building G Lease and, solely in the event Landlord acquires the Building F Property (as defined in the Purchase Agreement), then from and after the closing of such acquisition (the “Building F Acquisition”), the Building F Lease (unless the purchase option under such Lease shall have been (1) previously exercised in accordance with Section 30.1(c)(i) through (iv) under such Lease, or (2) terminated in accordance with the penultimate sentence of Section 30.1(a) of such Lease) in strict accordance with the requirements of each such lease (collectively, the “Required Leases”), and (ii) paying the purchase option exercise price under, and in accordance with the terms and conditions of, each Required Lease upon the closing of each such transaction.  For purposes of clarity, Tenant shall only have the right to exercise the Purchase Option in connection with its purchase options under each of the Building E Lease, the Building G Lease and from and after the Building F Acquisition, the Building F Lease and shall not have the right to exercise the Purchase Option with respect to individual buildings.  Notwithstanding the foregoing, solely upon the occurrence of any of the events set forth in Sections 30.1(c)(i) through (iv) below, (1) Tenant shall have the right to exercise the Purchase Option solely with respect to the Property, (2) Tenant shall not have the right to exercise the respective purchase options under any of the Required Leases at any time other than the times specified therein, and (3) in the event Tenant elects not to acquire the Property in accordance with Section 30.1(c)(ii) or (iii), Tenant’s right to exercise its Purchase Option under this Lease shall terminate.  Tenant shall have no right to exercise its option to purchase the Building F Property until the Building F Acquisition.

(b)      Tenant shall have no right to exercise the Purchase Option: (i) while a monetary Default or a material non-monetary Default exists under this Lease or any Required Lease; provided that, if the nature of Tenant’s non-monetary Default is such that it could not reasonably be cured before the deadline for Tenant’s exercise of the Purchase Option, then the deadline for Tenant’s exercise of the Purchase Option shall be extended so long as Tenant promptly commences such cure and thereafter diligently prosecutes the same to completion; (ii) during the period of time any monthly installment of Basic Annual Rent under this Lease or any Required Lease is due and unpaid; or (iii) in the event this Lease or any of the Required Leases are terminated (other than any termination as a consequence of a casualty or condemnation or pursuant to Section 30.1(c)(v)) or rejected as a result of a Tenant bankruptcy.

(c)      The closing of the sale under such Purchase Option must occur on the tenth, fifteenth, or twentieth anniversary of the Execution Date or, in the event Tenant exercises its Purchase Option in accordance with Sections 30.1(c)(i) through (iv) below, thirty (30) days after Tenant exercises its Purchase Option (the applicable date, the “Closing Date”).  Tenant may only exercise the Purchase Option by Tenant delivering to Landlord written notice exercising the Purchase Option substantially in the form attached hereto as Exhibit F (the “Purchase Option Exercise Notice”) at least twelve (12) months before the corresponding anniversary; provided, however,

(i)       in the event Landlord directly or indirectly transfers its interest in the Property or this Lease to a party other than Landlord’s Affiliate (as defined in the Purchase Agreement) or a special purpose entity formed solely to own the Property, Landlord shall give Tenant written notice of such transfer (“Landlord’s Assignment Notice”) and Tenant shall have a period of fifteen (15) days after receipt of Landlord’s Assignment Notice to exercise its Purchase Option at the Building D Purchase Option Exercise Price in accordance with the terms and conditions of this Article 30, subject to Tenant’s satisfaction of each of the conditions contained in Sections 30.1(e) and (f).  “Affiliate” of Landlord means (x) an entity that directly or indirectly controls, is controlled by or is under common control with such landlord, (y) a partnership or other entity in which such landlord described in (x) is a partner or other owner, or (z) an entity that acquires substantially all of the assets or stock of such landlord; and the term “control” means the power to direct the management of such landlord through voting rights, ownership or contractual obligations.

(ii)      in the event Landlord elects to terminate this Lease pursuant to Landlord’s Restoration Notice delivered to Tenant in accordance with Section 22.2, Tenant shall have a period of twenty (20) business days after receipt of Landlord’s Restoration Notice to exercise its Purchase Option at the Building D Purchase Option Exercise Price in accordance with the terms and conditions of this Article 30, subject to Tenant’s satisfaction of each of the conditions contained in Sections 30.1(e) and (f).  Notwithstanding the foregoing, in no event shall Tenant’s exercise of the Purchase Option in accordance with this Section 30.1(c)(ii) affect or reduce the Building D Purchase Option Exercise Price.  Landlord will assign to Tenant the right to receive and retain any casualty insurance proceeds resulting from such damage.

(iii)     in the event Landlord elects to terminate this Lease pursuant to Landlord’s Condemnation Notice delivered to Tenant in accordance with Section 23.3, Tenant shall have a period of twenty (20) business days after receipt of Landlord’s Condemnation Notice to exercise its Purchase Option at the Building D Purchase Option Exercise Price in accordance with the terms and conditions of this Article 30, subject to Tenant’s satisfaction of each of the conditions contained in Sections 30.1(e) and (f).  Notwithstanding the foregoing, in no event shall Tenant’s exercise of the Purchase Option in accordance with this Section 30.1(c)(iii) affect or reduce the Building D Purchase Option Exercise Price.  Landlord will assign to Tenant the right to receive and retain any condemnation proceeds resulting from such condemnation.

(iv)     in the event Landlord transfers its interest in the Property or this Lease to an entity other than Landlord’s Affiliate and such entity files a voluntary petition under the Bankruptcy Code or an order for relief is entered against such entity pursuant to a voluntary proceeding commenced under any chapter of the Bankruptcy Code, Landlord shall give Tenant written notice of such proceeding (“Landlord’s Bankruptcy Notice”) and Tenant shall have a period of twenty (20) days after receipt of Landlord’s Bankruptcy Notice to exercise its Purchase Option at the Building D Purchase Option Exercise Price in accordance with the terms and conditions of this Article 30 to the extent permitted by the Bankruptcy Code and other Applicable Laws, subject to Tenant’s satisfaction of each of the conditions contained in Sections 30.1(e) and (f).

(v)      in the event Landlord elects to terminate this Lease in accordance with Section 24.5, Tenant shall have a period of twenty (20) business days after receipt of Landlord’s notice of termination to exercise its Purchase Option at the Building D Purchase Option Exercise Price in accordance with the terms and conditions of this Article 30, subject to (i) Tenant’s compliance with each of the terms contained in Sections 30.1(e) and (f), (ii) Tenant’s exercise of its purchase option under each of the Required Leases (Tenant shall not have the right to exercise the Purchase Option under this Section 30.1(c)(v) without exercising its purchase option under each of the Required Leases), and (iii) Tenant’s prepayment of all Rent due from Tenant under this Lease from the termination date through the closing of the sale under the Purchase Option; provided, however, Tenant shall not have the right to exercise its Purchase Option under this Section 30.1(c)(v) in the event Landlord’s termination of this Lease was due to Tenant’s failure to pay either (x) any monthly installment of Basic Annual Rent or (y) any insurance costs, Taxes or Property Management Fee.  Notwithstanding the foregoing, nothing in this Section 30.1(c)(v) shall limit the liability of Tenant under this Lease or Landlord’s ability to exercise any of its rights and remedies available at law or in equity or under this Lease, including Article 24 of this Lease.

(vi)     in the event (a) Tenant exercises its purchase option under any of the Required Leases, and (b) such Required Lease imposes a condition that Tenant exercise its Purchase Option under this Lease, Tenant shall concurrently exercise its Purchase Option under this Lease at the Building D Purchase Option Exercise Price in accordance with the terms and conditions of this Article 30, subject to Tenant’s satisfaction of each of the conditions contained in Sections 30.1(a) and (b), and each of the provisions contained in Sections (e) and (f).

Notwithstanding the foregoing, in the event Tenant exercises its Purchase Option on or before the fourth (4th) anniversary of the Execution Date, (a) the closing of the sale under such Purchase Option shall occur on the first (1st) business day after the fourth (4th) anniversary of the Execution Date, (b) Tenant shall continue to pay Rent in accordance with this Lease until such closing date, and (c) Tenant shall pay Landlord the Building D Purchase Option Exercise Price on, and calculated as of, such closing date.

(d)      If Tenant does not timely deliver the Purchase Option Exercise Notice on or before the nineteenth anniversary of the Execution Date, the Purchase Option shall terminate except as provided in Section 30.1(b); time being of the essence with respect to the delivering thereof.  If Tenant timely delivers the Purchase Option Exercise Notice to Landlord, then Landlord shall sell to Tenant, and Tenant shall purchase from Landlord, the Property for the Building D Purchase Option Exercise Price. Notwithstanding the foregoing, (i) any amounts due from Tenant to Landlord pursuant to this Lease and any prorations in favor of Landlord shall be paid by Tenant on the Closing Date, and (ii) any prorations in favor of Tenant shall be offset against the Building D Purchase Option Exercise Price.

(e)      The Property shall be sold in its then-current, as-is, with all faults conditions and without any representation and warranty, expressed or implied, whatsoever; provided, however, Landlord shall satisfy all monetary obligations on the Property (including, without limitation, mechanics and materialmens liens or claims thereof, any liens or encumbrances that secure obligations for borrowed money and any encumbrances to title which are created by Seller after the Effective Date), and all nonmonetary encumbrances on the Property which were entered into after the Term Commencement Date and which have not been consented to by Tenant.  Notwithstanding the foregoing, in the event Landlord enters into any nonmonetary encumbrance in accordance with Section 32.1 or otherwise required by Applicable Laws and Landlord elects to request Tenant’s consent in connection with any such encumbrance, Tenant’s consent shall not be unreasonably withheld, conditioned or delayed.

(f)       Any condemnation or damage to the Property (other than damage caused by the willful misconduct or gross negligence of Landlord or its affiliates) shall not affect Tenant’s obligations to purchase the Property after Tenant delivers the Purchase Option Exercise Notice and shall not affect the Building D Purchase Option Exercise Price.  Landlord will assign to Tenant the right to receive and retain any casualty insurance proceeds or condemnation proceeds resulting from such damage or condemnation.

(g)      Upon the termination of the Purchase Option herein granted, (i) Tenant shall execute and deliver such documents as Landlord may reasonably request to evidence the termination thereof, and (ii) Landlord may execute, file and record an instrument evidencing the termination of the Purchase Option herein granted.  If Tenant fails to execute and deliver such documents, then Landlord may do so.  Tenant hereby appoints Landlord its attorney in fact for such purpose, which appointment is coupled with an interest and is irrevocable.  Tenant shall pay all transaction costs (including title insurance premiums and transfer taxes in connection with the conveyance of the Property to Tenant).

30.2.        No Representations and Warranties.  Tenant acknowledges that neither Landlord nor any of its agents or representatives has made any oral or written representations or warranties concerning the Property of any nature whatsoever and that Tenant will be relying on its own independent investigation thereof.

30.3.        Assignment of Purchase Option.  The Purchase Option and Tenant’ rights and obligations under this Article 30 are personal to Tenant, may not be exercised by any assignee or transferee of Tenant and shall irrevocably terminate upon any Transfer of this Lease.  Notwithstanding the foregoing, Tenant shall have the right to assign this Lease without Landlord’s prior written consent to a Permitted Assignee in accordance with Section 25.1, and in such event the Purchase Option shall not terminate and may be exercised by such Permitted Assignee, but only if  (a) Tenant notifies Landlord in writing prior to the effectiveness of such assignment to such Permitted Assignee, and (b) prior to or concurrently with such assignment, such Permitted Assignee assumes all of Tenant’s obligations under this Article 30.  Notwithstanding the foregoing, in no event shall Landlord’s consent to a Transfer under Article 25 (to the extent such consent is required) be deemed to include the Purchase Option or the provisions of this Article 30 unless explicitly agreed to in writing by Landlord.

30.4.        Tenant’s Remedies.  In the event the closing of the sales transaction pursuant to the Purchase Option shall fail to occur by reason of a default in Landlord’s obligations under this Article 30, Tenant may elect one of the following two remedies: (a) reimbursement from Landlord for Tenant’s reasonable actual documented out of pocket costs incurred in connection with this Article 30 (provided that said sum recoverable as reimbursement shall not exceed One Hundred Thousand Dollars ($100,000)); or (b) enforce specific performance of this Article 30 against Landlord, including the right to recover reasonable attorneys’ fees and court costs, but shall have no right to receive any other equitable relief.  Tenant hereby waives any right to record a lis pendens on the property other than in connection with the filing of an action for specific performance.  In no event shall Tenant be entitled to seek or obtain any other damages of any kind, including, without limitation, actual, consequential, indirect or punitive damages.  Notwithstanding the foregoing, any liability of Landlord under this Article 30 shall be limited strictly to the assets of Landlord only, and not to any of its general partners or their respective partners.

31.           Limitation of Landlord’s Liability.

31.1.        If Landlord is in default under this Lease and, as a consequence, Tenant recovers a monetary judgment against Landlord, the judgment shall be satisfied only out of (a) the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Premises, (b) rent or other income from such real property receivable by Landlord and/or (c) the consideration received by Landlord from the sale, financing, refinancing or other disposition of all or any part of Landlord’s right, title or interest in the Premises.  Notwithstanding the foregoing, the foregoing limitation shall not apply to any default by Landlord of its obligation to convey the Property to Tenant following Tenant’s exercise of its Purchase Option.

31.2.        Except as described in Section 31.1, Landlord shall not be personally liable for any deficiency under this Lease.  If Landlord is a partnership or joint venture, then the partners of such partnership shall not be personally liable for Landlord’s obligations under this Lease, and no partner of Landlord shall be sued or named as a party in any suit or action relating to the obligations of Landlord under this Lease, and service of process shall not be made against any partner of Landlord relating to the obligations of Landlord under this Lease except as may be necessary to secure jurisdiction of the partnership or joint venture.  If Landlord is a corporation, then the shareholders, directors, officers, employees and agents of such corporation shall not be personally liable for Landlord’s obligations under this Lease, and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any shareholder, director, officer, employee or agent of Landlord.  If Landlord is a limited liability company, then the members of such limited liability company shall not be personally liable for Landlord’s obligations under this Lease, and no member of Landlord shall be sued or named as a party in any suit or action, and service of process shall not be made against any member of Landlord except as may be necessary to secure jurisdiction of the limited liability company.  No partner, shareholder, director, employee, member or agent of Landlord shall be required to answer or otherwise plead to any service of process, and no judgment shall be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord, relating to the obligations of Landlord under this Lease.

31.3.        Each of the covenants and agreements of this Article 31 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by Applicable Laws and shall survive the expiration or earlier termination of this Lease.

32.           Premises Control by Landlord.

32.1.        Landlord reserves full control over the Premises to the extent not inconsistent with Tenant’s rights under this Lease, including, without limitation, Landlord’s right to subdivide the Property, convert the Building to condominium units, grant easements and licenses to third parties, and maintain or establish ownership of the Building separate from fee title to the Property.

32.2.        Tenant shall, at Landlord’s request, promptly execute such further documents as may be reasonably appropriate to assist Landlord in the performance of its obligations hereunder; provided that Tenant need not execute any document that creates additional liability for Tenant or that deprives Tenant of the quiet enjoyment and use of the Premises as provided by this Lease.

32.3.        During the Term, Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon two (2) business days’ prior notice (provided that no time restrictions shall apply or advance notice be required if an emergency necessitates immediate entry), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Premises to prospective purchasers or tenants during the final year of the Term (as extended if Tenant exercises the Extension Option), and (d) post notices of nonresponsibility.  In no event shall Tenant’s Rent abate as a result of Landlord’s activities pursuant to this Section 32.3; provided, however, that all such activities shall be conducted in such a manner so as to cause as little interference to Tenant as is reasonably possible, and Landlord shall safeguard all of Tenant’s property, including intellectual property, within the Premises.  Landlord shall comply with Tenant’s customary restrictions, policies and procedures for security and access, particularly with respect to any areas of the Premises containing fragile or expensive equipment or confidential or proprietary information or materials.  If an emergency necessitates immediate access to the Premises, Landlord may use such reasonable force as Landlord believes is appropriate under the circumstances to enter the Premises, and any such entry to the Premises shall not constitute a forcible or unlawful entry to the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

33.           Quiet Enjoyment.  So long as Tenant is not in default under this Lease, Landlord or anyone acting through or under Landlord shall not disturb Tenant’s occupancy of the Premises, except as permitted by this Lease.

34.           Subordination and Attornment.

34.1.        Subject to the delivery of the non-disturbance agreements described in this Article 34 as a condition precedent to any such subordination, this Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Premises or any portion thereof and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination.  In consideration of, and as a condition precedent to, Tenant’s agreement to permit its interest pursuant  to this Lease to be subordinated to any particular future ground or underlying lease of the Building or the Premises or to the lien of any mortgage or trust deed, hereafter enforced against the Building or the Premises and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a non-disturbance agreement on (a) the form of non-disturbance agreement customarily used by the lessor under such ground lease or underlying lease or the holder of such mortgage or trust deed or (b) another commercially reasonable form, provided in either instance that such form (i) is reasonably acceptable to Tenant, and (ii) recognizes Tenant’s Purchase Option.  Landlord’s delivery to Tenant of non-disturbance agreement(s) in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who later came into existence at any time prior to the expiration of the Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to be bound by the terms of this Article 34.  Tenant shall be entitled, at Tenant’s sole cost and expense, to record any such non-disturbance agreement promptly after full execution and delivery of such agreement.

34.2.        Notwithstanding the foregoing, subject to Landlord’s compliance with the terms of Section 34.1, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be required by Landlord; provided, however, if any such mortgagee, beneficiary or Landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Premises regardless of date and Tenant shall execute a statement in writing to such effect at Landlord’s request.  If Tenant fails to execute any document required from Tenant under this Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant.  Such power is coupled with an interest and is irrevocable.  Within five (5) business days after Landlord executes any document in accordance with this Section 34.2 as Tenant’s attorney-in-fact, Landlord shall provide Tenant a copy of such document.

34.3.        Upon written request of Landlord and opportunity for Tenant to review, Tenant agrees to execute any Lease amendments not materially altering the terms of this Lease, if required by a mortgagee or beneficiary of a deed of trust encumbering real property of which the Premises constitute a part incident to the financing of the real property of which the Premises constitute a part.  Any change affecting the amount or timing of the consideration to be paid by Tenant or modifying the Term of this Lease shall be deemed as materially altering the terms hereof.

34.4.        In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

35.           Surrender.

35.1.        At least ten (10) days prior to Tenant’s surrender of possession of any part of the Premises, Tenant shall provide Landlord with (a) a facility decommissioning and Hazardous Materials closure plan for the Premises (“Exit Survey”), and (b) written evidence of all appropriate governmental releases obtained by Tenant in accordance with Applicable Laws, including, without limitation, laws pertaining to the surrender of the Premises.  In addition, Tenant agrees to remain responsible after the surrender of the Premises for the remediation of any recognized environmental conditions set forth in the Exit Survey and compliance with any recommendations set forth in the Exit Survey.  Tenant’s obligations under this Section 35.1 shall survive the expiration or earlier termination of the Lease.

35.2.        No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder, unless such surrender is accepted in writing by Landlord.

35.3.        The voluntary or other surrender of this Lease by Tenant shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises or any portion thereof, unless Landlord consents in writing, and shall, at Landlord’s option, operate as an assignment to Landlord of any or all subleases.

35.4.        The voluntary or other surrender of any ground or other underlying lease that now exists or may hereafter be executed affecting the Premises or any portion thereof, or a mutual cancellation thereof or of Landlord’s interest therein by Landlord and its lessor shall not effect a merger with Landlord’s fee title or leasehold interest in the Premises and shall, at the option of the successor to Landlord’s interest in the Premises or any portion thereof, operate as an assignment of this Lease.

35.5.        All permanently attached equipment, permanently attached fixtures, additions and improvements attached to or built into the Premises, including, without limitation, all floor and wall coverings, built-in cabinet work and paneling, sinks and related plumbing fixtures, laboratory benches, exterior venting fume hoods, ductwork, conduits, electrical panels and circuits, together with all additions and accessories thereto is the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof.

35.6.        In the event Tenant has performed any Alterations in accordance with this Lease, upon surrender of the Premises, Tenant shall reimburse Landlord for any extra costs and expenses incurred by Landlord by reason of any delays in re-leasing the Premises caused by Tenant’s removal of such Alterations.

36.           Waiver and Modification.  No provision of this Lease may be modified, amended or supplemented except by an agreement in writing signed by Landlord and Tenant.  The waiver by either party of any breach by the other party of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

37.           Waiver of Jury Trial and Counterclaims.  The parties waive trial by jury in any action, proceeding or counterclaim brought by the other party hereto related to matters arising out of or in any way connected with this Lease; the relationship between Landlord and Tenant; Tenant’s use or occupancy of the Premises; or any claim of injury or damage related to this Lease or the Premises.

38.           Hazardous Materials.

38.1.        Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Premises in violation of Applicable Laws by Tenant, its agents, employees, contractors or invitees.  If Tenant breaches such obligation, or if the presence of Hazardous Materials as a result of such a breach results in contamination of the Premises or any adjacent property, or if contamination of the Premises or any adjacent property by Hazardous Materials otherwise occurs during the Term of this Lease or any extension or renewal hereof or holding over hereunder (other than in connection with substances that migrated to the Premises from any adjoining property, except in the event Tenant is aware of such contamination and neither remedies such contamination nor promptly notifies Landlord of the existence of such contamination), then Tenant shall indemnify, save, defend and hold Landlord, its agents and contractors harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in value of the Premises or any portion thereof; damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises; damages arising from any adverse impact on marketing of space in the Premises; and sums paid in settlement of claims, attorneys’ fees, consultants’ fees and experts’ fees) that arise during or after the Term as a result of such breach or contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Materials in, on, under or about the Premises or any adjacent property caused or permitted by Tenant results in any contamination of the Premises or any adjacent property, then Tenant shall promptly take all actions at its sole cost and expense as are necessary to return the Premises and any adjacent property to their respective condition existing prior to the time of such contamination; provided that Landlord’s written approval of such action shall first be obtained, which approval Landlord shall not unreasonably withhold (provided that no time restrictions shall apply or advance approval be required if an emergency necessitates the remediation of such contamination so long as Tenant promptly provides Landlord written notice of any action taken by Tenant pursuant to this Section 38.1); and provided, further, that it shall be reasonable for Landlord to withhold its consent if such actions could have a material adverse long-term or short-term effect on the Premises.  Notwithstanding the foregoing, Landlord shall neither (a) settle any Claims under this Section 38.1 without Tenant’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, nor (b) except in the case of an emergency (where there is imminent threat of injury to persons or damage to property), enter into any agreement with a third party for any cleanup, remedial, removal or restoration work in connection with such breach or contamination other than in the event an emergency necessitates immediate entry, without first providing Tenant prior written notice.

38.2.        Landlord acknowledges that it is not the intent of this Article 38 to prohibit Tenant from operating its business as described in Section 2.7 above.  Tenant may operate its business according to the custom of Tenant’s industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to Applicable Laws.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Material expected to be present on the Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Material on the Premises (the “Hazardous Materials List”).  Within twenty (20) days after Landlord gives to Tenant a written request (which request shall not be made more frequently than annually), Tenant shall deliver to Landlord an updated Hazardous Materials List.  Tenant shall deliver to Landlord true and correct copies of the following documents received from or submitted to any Government Authority (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date or, if unavailable at that time, concurrent with the receipt from or submission to any Governmental Authority:  permits; approvals; reports and correspondence; storage and management plans; notices of violations of Applicable Laws; plans relating to the installation of any storage tanks to be installed in or under the Premises (provided that installation of storage tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent Landlord may withhold in its sole and absolute discretion); and all closure plans or any other documents required by any and all Governmental Authorities for any storage tanks installed in, on or under the Premises for the closure of any such storage tanks.  Tenant shall not be required, however, to provide Landlord with any portion of the Documents containing information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or activities related to Hazardous Materials.

38.3.        At any time, and from time to time,  prior to the expiration of the Term, Landlord shall have the right to conduct appropriate tests of the Premises to demonstrate that Hazardous Materials are present or that contamination has occurred due to Tenant or Tenant’s agents, employees or invitees.  Tenant shall pay all reasonable costs of any test of the Property demonstrating that Tenant has breached any provision of this Lease regarding Hazardous Materials or has any clean-up obligations under this Article 38.  Such tests shall be conducted in a manner that minimizes any interference with Tenant’s normal operations on the Premises.

38.4.        If underground or other storage tanks storing Hazardous Materials are located on the Premises or are hereafter placed on the Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the Applicable Laws.

38.5.        Tenant’s obligations under this Article 38 shall survive the expiration or earlier termination of this Lease.  During any period of time needed by Tenant or Landlord after the termination of this Lease to complete the removal from the Premises of any such Hazardous Materials, Tenant shall continue to pay Rent in accordance with this Lease, which Rent shall be prorated daily.

38.6.        As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste that is or becomes regulated by any Governmental Authority.

39.           Miscellaneous.

39.1.        This Lease shall be deemed and construed to be an “absolute net lease” and, except as herein expressly provided, Landlord shall receive all payments required to be made by Tenant free from all charges, assessments, impositions, expenses and deductions of any and every kind or nature whatsoever.  Landlord shall not be required to furnish any services or facilities or to make any repairs, replacements or Alterations of any kind in or on the Premises except as specifically provided herein. Tenant shall receive all invoices and bills relative to the Premises and, except as otherwise provided herein, shall pay for all expenses directly to the person or company submitting a bill without first having to forward payment for the expenses to Landlord.  Tenant shall at Tenant’s sole cost and expense be responsible for the management of the Premises, shall maintain the landscaping and parking lot (to the extent the landscaping and parking lot are not maintained by the owner’s association), and shall make those additional repairs and Alterations required of Tenant hereunder to maintain the Premises in a condition consistent with the quality of the condition as of the Execution Date, ordinary wear and tear excepted.

39.2.        Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter.  The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

39.3.        Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

39.4.        Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

39.5.        Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

39.6.        Whenever consent or approval of either party is required, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth to the contrary.

39.7.        The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement.

39.8.        If any provision of this Lease is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.

39.9.        Either party may, but shall not be obligated to, record a short form memorandum of this Lease, including a description of the Purchase Option granted under Article 30 above.  Each party agrees to execute and deliver such memorandum upon the other party’s request.  Neither party shall record this Lease.  Tenant shall be responsible for the cost of recording any memorandum of this Lease, including any transfer or other taxes incurred in connection with said recordation.

39.10.      The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

39.11.      Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs; legatees; devisees; executors; administrators; and permitted successors, assigns, sublessees.  Nothing in this Section 39.11 shall in any way alter the provisions of this Lease restricting assignment or subletting.

39.12.      Any notice, consent, demand, bill, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by personal delivery, overnight delivery with a reputable nationwide overnight delivery service, or certified mail (return receipt requested), and if given by personal delivery, shall be deemed delivered upon receipt; if given by overnight delivery, shall be deemed delivered one (1) day after deposit with a reputable nationwide overnight delivery service; and, if given by certified mail (return receipt requested), shall be deemed delivered three (3) business days after the time the notifying party deposits the notice with the United States Postal Service.  Any notices given pursuant to this Lease shall be addressed to Tenant at the Premises, or to Landlord or Tenant at the addresses shown in Sections 2.9 and 2.10, respectively.  Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

39.13.      This Lease shall be governed by, construed and enforced in accordance with the laws of the State in which the Premises are located, without regard to such State’s conflict of law principles.

39.14.      That individual or those individuals signing this Lease guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf said individual or individuals have signed.

39.15.      Tenant agrees that it shall promptly furnish to Landlord, from time to time, upon Landlord’s written request, the most recent audited year-end financial statements reflecting Tenant’s current financial condition.  Tenant shall, within ninety (90) days after the end of Tenant’s financial year or as soon thereafter as available, furnish Landlord with a certified copy of Tenant’s audited year-end financial statements for the previous year (unless Tenant is a public company that is listed on a United States stock exchange).  Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.  Notwithstanding the foregoing, the provisions of this Section 39.15 shall not apply to Tenant so long as Tenant is a publicly traded company that is listed on a United States stock exchange.

39.16.      This Lease may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

39.17.      This Lease is subject to any recorded covenants, conditions or restrictions on the Premises or Property (the “CC&Rs”).  Tenant shall comply with the CC&Rs.

39.18.      Any notice of default or breach under this Lease shall be given only if the party giving the notice has a reasonable, good faith belief that a default or breach has occurred.

40.           Option to Extend Term.  Tenant shall have the option (“Extension Option”) to extend the Term of this Lease as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions.  Any extension of the Term pursuant to any Extension Option shall be on all the same terms and conditions as this Lease, except as follows:

40.1.        Tenant shall have two (2) consecutive options to extend the Term of this Lease for five (5) years each on the same terms and conditions as this Lease.  Basic Annual Rent shall be adjusted on the first (1st) day of the extension term and each annual anniversary date thereof in accordance with Article 6.

40.2.        The Extension Option is not assignable separate and apart from this Lease.

40.3.        The Extension Option is conditional upon Tenant giving Landlord written notice of its election to exercise the Extension Option at least twelve (12) months prior to the end of the expiration of the then-current Term.  Time shall be of the essence as to Tenant’s exercise of any Extension Option.  Tenant assumes full responsibility for maintaining a record of the deadlines to exercise any Extension Option.  Tenant acknowledges that it would be inequitable to require Landlord to accept any exercise of any Extension Option after the date provided for in this paragraph.

40.4.        Notwithstanding anything contained in this Article 40, Tenant shall not have the right to exercise the Extension Option: (a) during any time that Tenant is in Default under any provision of this Lease or the Required Leases (provided, however, that, for purposes of this Section 40.4(a), Landlord shall not be required to provide Tenant with notice of such Default but upon Tenant’s notification to Landlord of Tenant’s intent to exercise the Extension Option, Landlord shall promptly provide Tenant with written notice of such Defaults to which Landlord is aware) and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or (b) in the event that Tenant has defaulted in the performance of its obligations under this Lease three (3) or more times and a service or late charge has become payable under Section 24.1 for each of such defaults during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise an Extension Option, whether or not Tenant has cured such defaults.  Notwithstanding the foregoing, if the nature of such default is such that it could reasonably be cured before the deadline for Tenant’s exercise of the Extension Option, then the deadline for Tenant’s exercise of the Extension Option shall be extended for five (5) days to provide Tenant the opportunity to cure such default.

40.5.        Except as provided in Section 40.4, the period of time within which Tenant may exercise an Extension Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Extension Option because of the provisions of Section 40.4.

40.6.        All of Tenant’s rights under the provisions of the Extension Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default, (c) Tenant commences to cure a default (other than a monetary default) but does not prosecute to completion prior to the commencement date of the extended Term (unless Tenant is diligently prosecuting to completion and merely needs additional time), or (d) Tenant has defaulted under this Lease three (3) or more times and a service or late charge under Section 24.1 has become payable for any such default, whether or not Tenant has cured such defaults.

41.           Tenant’s Authority.  Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Property is located, (c) Tenant has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant’s obligations hereunder and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

42.           Landlord’s Authority.  Landlord hereby covenants and warrants that (a) Landlord is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Landlord has and is duly qualified to do business in the state in which the Property is located, (c) Landlord has full corporate, partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Landlord’s obligations hereunder and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Landlord is duly and validly authorized to do so.

43.           Confidentiality.  Neither party shall disclose any terms or conditions of this Lease (including Rent) or give a copy of this Lease to any third party, and Landlord shall not release to any third party any nonpublic financial information or nonpublic information about Tenant’s ownership structure that Tenant gives Landlord, except (a) if required by Applicable Laws or in any judicial proceeding, provided that the releasing party has given the other party reasonable notice of such requirement, if feasible, (b) to a party’s attorneys, accountants, lenders, brokers and other bona fide consultants or advisers, provided such third parties agree to be bound by this Section, or (c) to bona fide prospective assignees or subtenants of this Lease, provided they agree in writing to be bound by this Section.  Notwithstanding the foregoing, either Landlord or Tenant may file a copy of this Lease in connection with any NASDAQ or SEC filing.  The parties shall reasonably cooperate with each other in connection with such filing.

44.           Odors and Exhaust.  If the Building has an adequate ventilation system, Tenant shall vent the Premises through such system.  Tenant shall comply with Applicable Laws in connection with the venting of fumes and odors from the Premises.

45.           Excavation.  If any excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter the Premises for the purpose of performing such work as said person shall deem reasonably necessary to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord (except in the case of Landlord Parties’ willful misconduct or gross negligence) and without reducing or otherwise affecting Tenant’s obligations under this Lease.  Any such work must be conducted in a manner that minimizes disruption and inconvenience to Tenant.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

BMR-6114-6154 NANCY RIDGE DRIVE LLC:
a Delaware limited liability company

By:	BioMed Realty, L.P.,
a Maryland limited partnership,
its sole member

By:	/s/ Gary A. Kreitzer
Name:	Gary A. Kreitzer
Title:	Executive Vice President

ARENA PHARMACEUTICALS, INC.:
a Delaware corporation

By:	/s/ Robert E. Hoffman
Name:	Robert E. Hoffman
Title:	VP, Finance and CFO

EXHIBIT A

PREMISES

ALL THAT CERTAIN REAL PROPERTY SITUATED IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

PARCEL A:

PARCEL 2 OF PARCEL MAP NO. 17347, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, AS PER THE MAP THEREOF FILED IN THE OFFICE OF THE SAN DIEGO COUNTY RECORDER ON APRIL 13, 1994 AS FILE NO. 1994-0242762 OF OFFICIAL RECORDS.

PARCEL B:

A NONEXCLUSIVE EASEMENT FOR INGRESS AND EGRESS BY VEHICULAR AND PEDESTRIAN TRAFFIC AND VEHICLE PARKING UPON, OVER AND ACROSS THE “COMMON AREA” FOR THE BENEFIT OF THE OWNER, PRESENT AND FUTURE, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TENANTS, CUSTOMERS AND INVITEES, TOGETHER WITH A NONEXCLUSIVE EASEMENT UNDER AND THROUGH THE “COMMON AREA” FOR THE INSTALLATION, MAINTENANCE, REMOVAL, AND REPLACEMENT OF WATER DRAINAGE SYSTEMS OR STRUCTURES, WATER MAINS, SEWERS, WATER SPRINKLER SYSTEM LIENS, TELEPHONE OR ELECTRICAL CONDUITS OR SYSTEMS, GAS MAINS AND ANY OTHER PUBLIC UTILITIES AND/OR SERVICE EASEMENTS, AS CREATED SET FORTH, DEFINED, DESCRIBED AND GRANTED IN THAT CERTAIN “DECLARATION OF RECIPROCAL EASEMENTS OF THE SORRENTO RIDGE BUSINESS PARK PLANNED INDUSTRIAL DEVELOPMENT” RECORDED APRIL 13, 1994 AS FILE NO. 1994-0242763 OF OFFICIAL RECORDS.

Exhibit A-1

EXHIBIT B

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE

AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [            ], 20[     ], with reference to that certain Lease (the “Lease”) dated as of May 2, 2007, by Arena Pharmaceuticals, Inc., a Delaware corporation (“Tenant”), in favor of BMR-6114-6154 Nancy Ridge Drive LLC, a Delaware limited liability company (“Landlord”).  All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1.                                       The Premises are located at 6114 Nancy Ridge Drive, San Diego, California.

2.                                       Tenant accepted possession of the Premises under the Lease on May 2, 2007.

3.                                       The Premises are accepted in AS IS condition.

4.                                       All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Premises.

5.                                       In accordance with the provisions of Section 3.3 of the Lease, the Term Commencement Date is May 2, 2007, and, unless the Lease is terminated or extended prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be May 31, 2027.

6.                                       The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Premises [, except [            ]].

7.                                       Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

8.                                       The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [          ], 20[      ].

9.                                       The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Exhibit B-1

IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of [            ], 20[     ].

ARENA PHARMACEUTICALS, INC.,

a Delaware corporation

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

RULES AND REGULATIONS

NOTHING IN THESE RULES AND REGULATIONS (“RULES AND REGULATIONS”) SHALL SUPPLANT ANY PROVISION OF THE LEASE.  IN THE EVENT OF A CONFLICT OR INCONSISTENCY BETWEEN THESE RULES AND REGULATIONS AND THE LEASE, THE LEASE SHALL PREVAIL.

1.             Tenant shall not obstruct any sidewalks or entrances to the Building, or any halls, passages, exits, entrances or stairways within the Premises, in any case that are required to be kept clear for health and safety reasons.

2.             Tenant shall not place a load upon any floor of the Premises that exceeds the load per square foot that (a) such floor was designed to carry or (b) is allowed by Applicable Laws.

3.             Tenant shall store all of its trash, garbage and Hazardous Materials within its Premises or in designated receptacles outside of the Premises.  Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash, garbage and Hazardous Materials disposal.

4.             Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

5.             Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against Tenant.

6.             These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms covenants, agreements and conditions of the Lease.

7.             Tenant shall be responsible for the observance of these Rules and Regulations by Tenant’s employees, agents, clients, customers, invitees and guests.

Exhibit C-1

EXHIBIT D

FORM OF ESTOPPEL CERTIFICATE

To:          BMR-6114-6154 Nancy Ridge Drive LLC

17140 Bernardo Center Drive, Suite 222

San Diego, CA 92128

Attention: General Counsel/Real Estate

BioMed Realty, L.P.

c/o BioMed Realty Trust, Inc.

17140 Bernardo Center Drive, Suite 222

San Diego, CA 92128

Re:          6114 Nancy Ridge Drive (the “Premises”) in San Diego, California (the “Property”)

The undersigned tenant (“Tenant”) hereby certifies to you as follows:

1.             Tenant is a tenant at the Property under a lease (the “Lease”) for the Premises dated as of May 2, 2007.  The Lease has not been cancelled, modified, assigned, extended or amended [except as follows:  [           ]], and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property.  The lease term expires on [          ], 20[       ].

2.             Tenant took possession of the Premises, currently consisting of [          ] square feet, on [         ], 20[     ], and commenced to pay rent on [         ], 20[     ].  Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises, and does not hold the Premises under an assignment or sublease[, except as follows:  [         ]].

3.             All base rent, rent escalations and additional rent under the Lease have been paid through [         ], 20[     ].  There is no prepaid rent[, except $[         ]][, and the amount of security deposit is $[         ] [in cash][in the form of a letter of credit]].  Tenant currently has no right to any future rent abatement under the Lease.

4.             Base rent is currently payable in the amount of $[         ] per month.

5.             Tenant is currently paying estimated payments of additional rent of $[         ] per month on account of real estate taxes, insurance, management fees and common area maintenance expenses.

6.             Landlord was not required to perform any work or tenant improvements for Tenant under the Lease.

7.             The Lease is in full force and effect, free from default and free from any event that could become a default under the Lease, and Tenant has no claims against Landlord or offsets or defenses against rent, and there are no disputes with Landlord. Tenant has received no notice of prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents payable thereunder[, except [         ]].

8.             Tenant has the following expansion rights for the Property:  [         ].  Tenant has the following options to purchase the Property: [                                    ].

9.             To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored or disposed of by or on behalf of Tenant in, on or around the Premises in violation of any environmental laws that have not been corrected.

10.           The undersigned has executed this Estoppel Certificate with the knowledge and understanding that [INSERT NAME OF LANDLORD, PURCHASER OR LENDER, AS APPROPRIATE] or its assignee is acquiring the Property in reliance on this certificate and that the undersigned shall be bound by this certificate.  The statements contained herein may be relied upon by [INSERT NAME OF PURCHASER OR LENDER, AS APPROPRIATE], [LANDLORD], BioMed Realty, L.P., BioMed Realty Trust, Inc., and any mortgagee of the Property and their respective successors and assigns.

Exhibit D-1

Any capitalized terms not defined herein shall have the respective meanings given in the Lease.

Dated this [         ] day of [         ], 20[      ].

[         ],

a [         ]

By:
Name:
Title:

Exhibit D-2

EXHIBIT E

FORM OF LETTER OF CREDIT

[On letterhead or L/C letterhead of Issuer.]

LETTER OF CREDIT

Date:          , 200

_________________________ (the “Beneficiary”)

_________________________

_________________________

Attention:_________________

L/C. No.: _________________

Loan No. _________________

Ladies and Gentlemen:

We establish in favor of Beneficiary our irrevocable and unconditional Letter of Credit numbered as identified above (the “L/C”) for an aggregate amount of $            , expiring at     :00 p.m. on              or, if such day is not a Banking Day, then the next succeeding Banking Day (such date, as extended from time to time, the “Expiry Date”). “Banking Day” means a weekday except a weekday when commercial banks in                          are authorized or required to close.

We authorize Beneficiary to draw on us (the “Issuer”) for the account of              (the “Account Party”), under the terms and conditions of this L/C.

Funds under this L/C are available by presenting the following documentation (the “Drawing Documentation”): (a) the original L/C and (b) a sight draft substantially in the form of Exhibit A, with blanks filled in and bracketed items provided as appropriate. No other evidence of authority, certificate, or documentation is required.

Drawing Documentation must be presented at Issuer’s office at                          on or before the Expiry Date by personal presentation, courier or messenger service, or fax. Presentation by fax shall be effective upon electronic confirmation of transmission as evidenced by a printed report from the sender’s fax machine. After any fax presentation, but not as a condition to its effectiveness, Beneficiary shall with reasonable promptness deliver the original Drawing Documentation by any other means.  Issuer will on request issue a receipt for Drawing Documentation.

We agree, irrevocably, and irrespective of any claim by any other person, to honor drafts drawn under and in conformity with this L/C, within the maximum amount of this L/C, presented to us on or before the Expiry Date, provided we also receive (on or before the Expiry Date) any other Drawing Documentation this L/C requires.

We shall pay this L/C only from our own funds by check or wire transfer, in compliance with the Drawing Documentation.

If Beneficiary presents proper Drawing Documentation to us on or before the Expiry Date, then we shall pay under this L/C at or before the following time (the “Payment Deadline”): (a) if presentment is made at or before noon of any Banking Day, then the close of the next Banking Day; and (b) otherwise, the close of the second Banking Day following presentment.  We waive any right to delay payment beyond the Payment Deadline. If we determine that Drawing Documentation is not proper, then we shall so advise Beneficiary in writing, specifying all grounds for our determination, within one Banking Day after the Payment Deadline.

Partial drawings are permitted. This L/C shall, except to the extent reduced thereby, survive any partial drawings.

Exhibit E-1

We shall have no duty or right to inquire into the validity of or basis for any draw under this L/C or any Drawing Documentation.  We waive any defense based on fraud or any claim of fraud.

The Expiry Date shall automatically be extended by one year (but never beyond              the “Outside Date”) unless, on or before the date 60 days before any Expiry Date, we have given Beneficiary notice that the Expiry Date shall not be so extended (a “Nonrenewal Notice”). We shall promptly upon request confirm any extension of the Expiry Date under the preceding sentence by issuing an amendment to this L/C, but such an amendment is not required for the extension to be effective. We need not give any notice of the Outside Date.

Beneficiary may from time to time without charge transfer this L/C, in whole but not in part, to any transferee (the “Transferee”).  Issuer shall look solely to Account Party for payment of any fee for any transfer of this L/C.  Such payment is not a condition to any such transfer. Beneficiary or Transferee shall consummate such transfer by delivering to Issuer the original of this L/C and a Transfer Notice substantially in the form of Exhibit B, purportedly signed by Beneficiary, and designating Transferee.  Issuer shall promptly reissue or amend this L/C in favor of Transferee as Beneficiary.  Upon any transfer, all references to Beneficiary shall automatically refer to Transferee, who may then exercise all rights of Beneficiary.  Issuer expressly consents to any transfers made from time to time in compliance with this paragraph.

Any notice to Beneficiary shall be in writing and delivered by hand with receipt acknowledged or by overnight delivery service such as FedEx (with proof of delivery) at the above address, or such other address as Beneficiary may specify by written notice to Issuer. A copy of any such notice shall also be delivered, as a condition to the effectiveness of such notice, to:              (or such replacement as Beneficiary designates from time to time by written notice).

No amendment that adversely affects Beneficiary shall be effective without Beneficiary’s written consent.

This L/C is subject to and incorporates by reference: (a) the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (the “UCP”); and (b) to the extent not inconsistent with the UCP, Article 5 of the Uniform Commercial Code of the State of New York.

Very truly yours,

[Issuer Signature]

Exhibit E-2

EXHIBIT A

FORM OF SIGHT DRAFT

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer]

SIGHT DRAFT

AT SIGHT, pay to the Order of                         , the sum of                          United States Dollars ($                        ). Drawn under [Issuer] Letter of Credit No.                          dated                         .

[Issuer is hereby directed to pay the proceeds of this Sight Draft solely to the following account:                                     .]

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

Exhibit E-3

EXHIBIT B

FORM OF TRANSFER NOTICE

[BENEFICIARY LETTERHEAD]

TO:

[Name and Address of Issuer] (the “Issuer”)

TRANSFER NOTICE

By signing below, the undersigned, Beneficiary (the “Beneficiary”) under Issuer’s Letter of Credit No.                          dated                          (the “L/C”), transfers the L/C to the following transferee (the “Transferee”):

[Transferee Name and Address]

The original L/C is enclosed. Beneficiary directs Issuer to reissue or amend the L/C in favor of Transferee as Beneficiary. Beneficiary represents and warrants that Beneficiary has not transferred, assigned, or encumbered the L/C or any interest in the L/C, which transfer, assignment, or encumbrance remains in effect.

[Name and signature block, with signature or purported signature of Beneficiary]

Date:

Exhibit E-4

EXHIBIT F

FORM OF NOTICE OF EXERCISE OF PURCHASE OPTION

[On Tenant’s letterhead]

To:          BMR-6114-6154 Nancy Ridge Drive LLC

17140 Bernardo Center Drive, Suite 222

San Diego, CA 92128

Attention: General Counsel/Real Estate

BioMed Realty, L.P.

c/o BioMed Realty Trust, Inc.

17140 Bernardo Center Drive, Suite 222

San Diego, CA 92128

Re:          Notice of Exercise of Purchase Option

The undersigned Tenant hereby exercises its option to purchase the real property located at [             ] Nancy Ridge Drive, San Diego, California in accordance with Section 30 of those certain Leases dated May 2, 2007 by and between BMR-6114-6154 Nancy Ridge Drive LLC and Arena Pharmaceuticals, Inc.

Please call the undersigned immediately at                    if you have any questions.

Sincerely,

TENANT:

[name of Tenant],

By:
Name:
Title:

Exhibit F-1

SCHEDULE 1

BASIC ANNUAL RENT REDUCTION

Calendar Year	Monthly Rental Installment of Basic Annual Rent Reduction(1)
2007	$18,594.90
2008	$19,059.78
2009	$19,536.27
2010	$20,024.68
2011	$20,525.29
2012	$21,038.43

(1) Amount shown is amount by which the monthly installment of the Basic Annual Rent shall be reduced.

Schedule 1